EXHIBIT (H)(23)

FINANCIAL WARRANTY AGREEMENT

among

DWS TARGET FUND,

on behalf of its series,

DWS LIFECOMPASS PROTECT FUND,

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.,

as investment adviser

and

MERRILL LYNCH BANK USA,

as warranty provider

Dated as of [ ], 2007

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	4
Section 1.1 General Definitions.	4
Section 1.2 Generic Terms.	16
ARTICLE II AMOUNT AND TERMS OF THE FINANCIAL WARRANTY	16
Section 2.1 The Financial Warranty.	16
Section 2.2 Procedure for Issuance of Financial Warranty.	17
Section 2.3 Conditions Precedent to Effectiveness.	17
Section 2.4 Financial Warranty Fee; Accelerated Financial Warranty Fee.	21
Section 2.5 Drawing Upon the Financial Warranty; Aggregate Shortfall Amount; Accelerated Shortfall Amount.	21
Section 2.6 Certain Defined Terms Relating to the Protected Amount and Accelerated Protected Amount.	22
ARTICLE III MANAGEMENT OF THE FUND	24
Section 3.1 General; Issuance of Shares.	24
Section 3.2 Restrictions on Investments.	24
Section 3.3 Allocation and Reallocation of Fund's Assets.	26
Section 3.4 Reports; Access to Information.	28
Section 3.5 Intent.	29
Section 3.6 Trading Restrictions.	29
ARTICLE IV TRIGGER EVENTS	30
Section 4.1 Trigger Events.	30
Section 4.2 Defeasance Portfolio.	35
ARTICLE V INDEMNIFICATION AND CONTRIBUTION	36
Section 5.1 Survival.	36
Section 5.2 Indemnification.	36
Section 5.3 Indemnification Procedure.	39
Section 5.4 Contribution.	40
ARTICLE VI REPRESENTATIONS AND WARRANTIES	41
Section 6.1 Representations and Warranties of the Adviser.	41
Section 6.2 Representations and Warranties of the Trust on Behalf of the Fund.	43
Section 6.3 Representations and Warranties of the Warranty Provider.	46

ARTICLE VII COVENANTS	47
Section 7.1 Covenants of the Adviser.	47
Section 7.2 Covenants of the Trust on Behalf of the Fund.	52
Section 7.3 Covenants of the Trust.	55
Section 7.4 Covenants of the Warranty Provider.	55
ARTICLE VIII FURTHER AGREEMENTS	56
Section 8.1 Obligations Absolute.	56
Section 8.2 Participations and Assignments.	56
Section 8.3 Fund Liability.	57
Section 8.4 Limitation of Liability of the Warranty Provider.	57
Section 8.5 Adviser Liability for Actions of Subadviser.	58
Section 8.6 Calculation Agent as Agent; Alternative Delivery.	58
Section 8.7 Calculation Agent Determinations Final and Binding.	58
Section 8.8 Eligibility of Underlying Funds and Eligible Money Market Funds.	58
ARTICLE IX CONFIDENTIALITY	59
Section 9.1 Confidentiality Obligations of the Warranty Provider.	59
Section 9.2 Holdings Information and Other Information.	60
Section 9.3 Confidentiality Obligations of the Adviser and the Fund.	60
Section 9.4 Copies of Confidential Information.	61
ARTICLE X TERMINATION	62
Section 10.1 Termination; Financial Warranty Acceleration.	62
ARTICLE XI MISCELLANEOUS	63
Section 11.1 Amendments and Waivers.	63
Section 11.2 Notices.	64
Section 11.3 No Waiver, Remedies and Severability.	65
Section 11.4 Payments.	65
Section 11.5 Governing Law.	66
Section 11.6 Submission to Jurisdiction, Waiver of Jury Trial.	66
Section 11.7 Counterparts.	66
Section 11.8 Paragraph Headings.	66
Section 11.9 Reliance on Information.	66
Section 11.10 Time of the Essence.	67
Section 11.11 No Third-Party Rights.	67
Section 11.12 Further Assurances.	67

Section 11.13 Entire Agreement.	67

Exhibit A        Form of Financial Warranty

Schedule 1	Form of Daily Report
Schedule 2	Names and Addresses of Certain Persons to Receive the Daily Report
Schedule 3	Designated Contacts
Schedule 4	Adviser Parties to Receive Notices Under Section 11.2
Schedule A	Eligible Equity Investments
Schedule B	Eligible Fixed-Income Investments
Schedule C	Eligible Money Market Funds
Schedule D	Equity Index ETF Indices
Schedule E	Index Futures Indices
Schedule F	Underlying Funds
Annex A	Form of WP Information Letter
Annex B	Form of Escrow Agreement
Annex C	Form of Confidentiality Agreement

FINANCIAL WARRANTY AGREEMENT

FINANCIAL WARRANTY AGREEMENT, dated as of [DATE], 2007 (the “Agreement”), among DWS TARGET FUND, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of its series, DWS LIFECOMPASS PROTECT FUND (the “Fund”), DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a corporation organized under the laws of the State of Delaware (the “Adviser”), and MERRILL LYNCH BANK USA, an industrial bank organized under the laws of the State of Utah (the “Warranty Provider”).

W I T N E S S E T H:

WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Trust on behalf of the Fund has requested, and the Warranty Provider has agreed to issue, a financial warranty in substantially the form of Exhibit A (such financial warranty being the “Financial Warranty”) in an amount not to exceed $1 billion in coverage of the Aggregate Protected Amount (as defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, the parties hereto, among other things, desire to specify the conditions precedent to the issuance by the Warranty Provider of the Financial Warranty and the drawdown of the Financial Warranty, the payment of fees to the Warranty Provider in respect of the Financial Warranty, and to provide for certain other matters related thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1       General Definitions.The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, including all exhibits, schedules and annexes hereto, in both singular and plural form, as appropriate.

“Accelerated Aggregate Shortfall Amount” has the meaning provided in Section 2.6(a).

“Accelerated Discount Factor” has the meaning provided in Section 2.6(b).

“Accelerated Financial Warranty Fee” has the meaning provided in Section 2.6(c).

“Accelerated Floor” has the meaning provided in Section 2.6(d).

“Accelerated Floor Shortfall” has the meaning provided in Section 2.6(e).

“Accelerated Shortfall Amount” has the meaning provided in Section 2.6(f).

“Act of Insolvency” means, with respect to any party (including the Fund as a series of the Trust), (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any Government Authority having the jurisdiction to do so; (iii) the commencement of any case or proceeding referred to in (i) above against such party, which (a) is consented to or not timely contested by such party, (b) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (c) is not dismissed within 72 hours; (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party of such party’s inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any action taken by any Government Authority or any person, agency or entity acting under a Government Authority to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

“Acts” means the Investment Company Act and the Securities Act.

“Additional Floor Shortfall” has the meaning provided in Section 4.1(d).

“Adjusted Discount Factor” has the meaning provided in Section 3.3(a).

“Adjusted Fee Factor” has the meaning provided in Section 2.6(g).

“Adverse Effect” means, (i) with respect to the Adviser, a material adverse effect upon (a) the ability of the Adviser to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (b) the rights of the Warranty Provider under the Transaction Documents, (ii) with respect to the Trust or the Fund, a material adverse effect upon (a) the ability of the Trust or the Trust on behalf of the Fund, to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (b) the rights of the Warranty Provider under the Transaction Documents, (iii) with respect to the Warranty Provider, a material adverse effect upon (a) the ability of the Warranty Provider to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (b) the rights of the Adviser, the Trust or the Fund under the Transaction Documents; and (iv) with respect to each party, an adverse effect on the binding nature, validity or enforceability of this Agreement. The determination of whether a particular set of circumstances could reasonably be expected to have an Adverse Effect includes a determination of the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

“Adviser” has the meaning provided in the preamble.

“Adviser Conduct” has the meaning provided in Section 4.1(d).

“Affiliate” means any Person directly or indirectly controlling or controlled by or under common control with such Person or any Subsidiary; provided that for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Protected Amount” has the meaning provided in Section 2.6(h).

“Aggregate Shortfall Amount” has the meaning provided in Section 2.6(i).

“Agreement” has the meaning provided in the preamble.

“Arbitration Submission Notice” has the meaning provided in Section 4.1(e).

“Assignee Criteria” has the meaning provided in Section 8.2(a).

“Bank Deposits” means any of the following: demand and time deposits in, certificates of deposit of, and bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have a credit rating of at least “P-1” by Moody’s and at least “A-1” by S&P (or equivalent credit ratings if different rating categories are used), in the case of commercial paper and short-term obligations; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least “Aa3” by Moody’s or at least “AA” by S&P (or equivalent credit ratings if different rating categories are used).

“Benchmark Yield Curve” means either USD LIBOR and USD swap rates or U.S. dollar Treasury rates, any of such as determined by the Calculation Agent.

“Board” means the Board of Trustees of the Trust, unless the context otherwise requires.

“Bond Ladder” means a portfolio of U.S. Zeroes whose maturities fall within a date range between and including ____________ and ____________, provided that no more than 52% of all such U.S. Zeroes, based on face value, matures either before or after the Maturity Date; and provided further, that if at any time there are three or more issues of U.S. Zero STRIPS available in the market that mature between and including ____________ and ____________ and if the Fund’s assets have not already been required to be invested in the Defeasance Portfolio, the Adviser will narrow the date range hereunder to ____________ and____________ for all future purchases of U.S. Zeros.

“Business Day” means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange, the American Stock Exchange, and the NASDAQ National Market are closed for business.

“Calculation Agent” means Merrill Lynch International or any successor calculation agent.

“Calculation Agent Certificate” has the meaning provided in Section 2.5(a).

“Calculation Date” has the meaning provided in Section 2.6(j).

“Cash” means legal tender of the United States.

“Cash Equivalents” means Bank Deposits, Commercial Paper, U.S. Government Securities and any Eligible Money Market Fund. To be considered Cash Equivalents, Bank Deposits and Commercial Paper shall have a maturity of ninety days or less and U.S. Government Securities shall have a maturity of 180 days or less.

“Class of Shares” means each class of shares of beneficial interest of the Fund designated pursuant to the Declaration of Trust.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Paper” means commercial paper that (i) is issued or guaranteed by an operating company and not a “Special Purpose Entity” (as such term is defined in Rule 2a-7 under the Investment Company Act); (ii) is not an “Asset Backed Security” (as such term is defined in Rule 2a-7 under the Investment Company Act) regardless of its credit rating; and has a credit rating of at least “P-1” by Moody’s and at least “A-1” by S&P (or equivalent credit ratings if different rating categories are used), either bearing interest or sold at a discount from the face amount thereof, and issued by either (x) a corporation or limited liability company incorporated under the laws of the United States of America or any state thereof, or (y) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least “Aa3” by Moody’s or at least “AA-” by S&P (or equivalent credit ratings if different rating categories are used).

“Commission” means the United States Securities and Exchange Commission.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Curative Steps” has the meaning provided in Section 4.1(b).

“Custodian” means State Street Bank and Trust Company, as the Fund’s custodian pursuant to the Custodian Agreement or any successor custodian of the Fund’s assets appointed by the Board.

“Custodian Agreement” means the Master Custodian Agreement, dated March 17, 2004between the Custodian and the Trust, as amended to add the Fund as a party, and as such contract may be amended from time to time or any successor agreement providing for the custody of the Fund’s assets.

“Custodian Instruction Agreement” means the Custodian Instruction Letter and Agreement, dated as of the date of this Agreement, among the Custodian and the Trust on behalf of the Fund, as such agreement may be amended from time to time.

“Daily Report” means a report in the form of the sample attached as Schedule 1 hereto.

“Declaration of Trust” means the Trust’s Declaration of Trust, dated as of September 15, 1994, as amended and in effect from time to time.

“Defeasance Date” is the date on which a Trigger Initiated Defeasance Event or Market Initiated Defeasance Event occurs.

“Defeasance Portfolio” means the Fund Portfolio where all of the Fund’s assets have been allocated to U.S. Zeroes and Cash and Cash Equivalents after a Market Initiated Defeasance Event occurs or after the Warranty Provider exercises its rights under Section 4.1(c)(i). The Defeasance Portfolio shall consist solely of the following assets: (a) U.S. Zeros, which collectively shall be held in conformity with the Bond Ladder; and (b) Cash and Cash Equivalents up to a maximum of 1% of the

Fund’s Total Assets as determined on each Exchange Business Day, provided that the Fund shall be permitted to hold an amount of Cash (i) necessary to meet redemption requests actually received by the Fund or to pay for Fund Fees and Expenses payable within the next 5 Exchange Business Days, or (ii) received by the Fund as a result of U.S. Zeroes maturing, and provided further that the Fund may invest any Cash received as a result of the U.S. Zeroes maturing in an Eligible Money Market Fund to the extent such Eligible Money Market Fund continues to otherwise be an eligible investment hereunder.

“Designated Contact” has the meaning provided in Section 3.6(a).

“Determination Notice” has the meaning provided in Section 4.1(d).

“Distribution Per Share” means, with respect to any Class of Shares, an amount equal to the quotient of (i) the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Fund Fee and Expense and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, and (ii) the number of Shares of such Class of Shares outstanding immediately prior to the date of such distribution or payment.

“Early Close Exchange Business Day” has the meaning provided in Section 4.1(a).

“Early Termination Date” is the date the Board designates as the date as of which any Accelerated Shortfall Amount shall be calculated because of an Early Termination Event, which date shall be within 120 days of the date the Board determines that the Early Termination Event has occurred.

“Early Termination Event” has the meaning provided in Section 10.1(c).

“Effective Date” means the date as of which this Agreement has been executed and delivered by all of the parties hereto and all of the closing conditions in Section 2.3 have been either satisfied or waived.

“Eligible Equity Investments” means, subject to the limits of Section 3.2, (i) shares of any Underlying Fund as set forth on Schedule F hereto, (ii) Index Assets, (iii) Cash and Cash Equivalents to the extent that the value of such Cash and Cash Equivalents is in excess of 3% of the value of the Fund’s Total Assets on any Exchange Business Day and (iv) such other instruments and investments as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule A.

“Eligible Fixed-Income Investments” means, subject to the limits of Section 3.2, (i) U.S. Government Securities, (ii) Cash and Cash Equivalents, (iii) shares of any Underlying Fund as set forth on Schedule F hereto and (iv) such other instruments and investments as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule B.

“Eligible Money Market Fund” means (i) DWS Cash Management QP Trust, an unregistered money market fund, but only so long as such fund is managed in accordance with the requirements of Rule 2a-7 under the Investment Company Act (where the Adviser performs such duties as are permitted or required to be performed by a money market fund’s board of directors under Rule 2a-7) or (ii) any other money market fund (whether or not registered under the Investment Company Act) managed in accordance with Rule 2a-7 under the Investment Company Act as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule C; provided that in each case no notice has been given by the Warranty Provider to the Adviser and the Fund pursuant to Section 8.8 that the DWS Cash Management QP Trust or such other money market fund has ceased to be eligible as an Eligible Money Market Fund hereunder.

“Equity Index ETF” means, as limited by Schedule D hereto, a U.S.-dollar denominated non-leveraged, long only exchange-traded fund that is registered as an open-end investment company under the Investment Company Act and primarily traded on either the New York Stock Exchange, the NYSE Arca Exchange or the American Stock Exchange and that is based on (and is intended to substantially track without any stock selection or index composition enhancement, weighting or other difference from the methodology employed by the official maintainer of such index (other than any optimization technique utilized solely to reduce tracking error to the index)) one of the following indices: S&P 500 Index, Russell 1000 Index, Russell 2000 Index, S&P MidCap 400 Index and MSCI EAFE Index or such other indices as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule D.

“Equity Limit for all Classes of Shares” has the meaning provided in Section 3.3(a).

“Equity Portfolio” means the portion of the Fund’s assets invested in Eligible Equity Investments at any time during the Warranty Period.

“Escrow Account” has the meaning provided in Section 4.1(f).

“Escrow Agreement” means the Escrow Agreement, dated as of the date of this Agreement, between the Adviser, the Custodian and the Warranty Provider, as such Escrow Agreement may be amended from time to time.

“Excess Fees” has the meaning provided in Section 2.6(k).

“Exchange Business Day” means any day other than a day on which the New York Stock Exchange is scheduled to be closed for business.

“Expected Shortfall Notice” has the meaning provided in Section 2.5(a).

“Extraordinary Expenses” means all Fund Fees and Expenses that are incurred or accrued by the Fund other than in its ordinary course of business, including by way of example only and not intended as an exhaustive list, (i) all costs of defending or prosecuting any claim or litigation to which the Fund is a party, (ii) any amount in judgment or settlement or indemnification expenses incurred by the Fund, (iii) any other non-recurring or non-operating expenses, (iv) any payment by the Fund of any liability, expense or fee of another series of the Trust, and (v) any Income Taxes. Extraordinary Expenses shall also include all redemption fees and sales charges incurred or accrued by the Fund as a shareholder of any Underlying Fund, Eligible Money Market Fund or any other investment fund or asset pool advised, administered, managed or sponsored by the Adviser or its affiliates, whether or not incurred in the ordinary course of the Fund’s business.

“Fee Factor” has the meaning provided in Section 3.3(a).

“Fee Payment Date” has the meaning provided in Section 2.4.

“Final Post-Effective Amendment” means post-effective amendment number [__] to the Registration Statement, as in effect as of the Date of this Agreement.

“Final Prospectus” means the definitive prospectuses of the Fund (as evidenced by a filing under Rule 497 of the Securities Act) dated [_____________, 2007], as amended, modified or supplemented and in effect as of the date of this Agreement.

“Financial Warranty” has the meaning provided in the recitals.

“Financial Warranty Amount Limit” has the meaning provided in Section 2.1.

“Financial Warranty Fee” has the meaning provided in Section 2.4.

“Fitch” means Fitch Ratings, a division of Fitch, Inc.

“Fixed-Income Portfolio” means the portion of the Fund’s assets invested in Eligible Fixed-Income Investments at any time during the Warranty Period.

“Floor” means the product of (i) the Adjusted Discount Factor and (ii) the Protected Amount Per Share, in each case with respect to the relevant Class of Shares.

“Floor Shortfall” with respect to each Class of Shares at any time, means the Shares Outstanding for such Class of Shares multiplied by the difference of the NAV Per Share minus the Floor, if a negative number in each case, at the relevant time.

“Force Majeure Event” means any act of God (such as an earthquake, flood, fire, storm, epidemic and any other natural physical disaster), war (declared or undeclared), act of war, conditions due to war (such an invasion, act of hostilities, embargo, blockade or other enemy action, revolution or rebellion), civil commotion, riot, insurrection, explosion, terrorist acts, seizure or act of sabotage or expropriation or compulsory acquisition by any Government Authority.

“Fund” has the meaning provided in the Preamble.

“Fund/Adviser Parties” has the meaning provided in Section 5.2(c).

“Fund/Adviser Representatives” has the meaning provided in Section 9.3(b).

“Fund Confidential Information” has the meaning provided in Section 9.1.

“Fund Fees and Expenses” means all fees, costs, charges and expenses incurred or accrued by the Fund, including, without limitation, management fees, distribution fees, custodian fees, service fees, redemption fees and sales charges (as may be incurred by the Fund as a shareholder of any investment fund or other asset pool), the Financial Warranty Fee, Trustee Fees and Expenses, interest, stamp, transfer or other similar taxes, brokerage commissions, transaction fees and other investment related costs and any other expense whether or not incurred in the ordinary course of the Fund’s business (including, without limitation, the cost of defending or prosecuting any claim or litigation to which the Fund is a party, together with any amount in judgment or settlement or indemnification expenses incurred by the Fund and any other non-recurring or non-operating expenses).

“Fund Portfolio” has the meaning provided in Section 3.1.

“Futures Balance Cash” means an amount of segregated or earmarked unencumbered Cash and Cash Equivalents allocated to the Equity Portfolio as set forth in this definition. If any assets are allocated to the Fixed Income Portfolio, the Fund shall hold an amount of Futures Margin Cash and

Futures Balance Cash that is collectively equal to or greater than the aggregate Market Value of the Index Futures held in the Equity Portfolio. If no assets are allocated to the Fixed Income Portfolio, the Fund shall hold an amount of Futures Margin Cash and Futures Balance Cash that is collectively equal to or greater than the Total Assets of the Fund minus the sum of (i) the Market Value of the Equity Index ETFs, and (ii) the Market Value of the Underlying Fund shares held by the Fund allocated to the Equity Portfolio; provided, however, that notwithstanding the above formula, the Fund shall segregate or earmark Futures Balance Cash in excess of the amount determined by such formula if the Fund is required to segregate or earmark such additional amount by Requirements of Law.

“Futures Margin Cash” means, with respect to any particular Index Future, the market value of the Cash and Cash Equivalents posted as margin by the Fund when engaging in transactions in Index Futures.

“Government Authority” means any nation or government, any state or other political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any self-regulatory organization.

“Guarantor Affiliate” has the meaning provided in Section 8.2(a).

“Highest Floor” has the meaning provided in Section 3.3(a).

“Holdings Information” has the meaning provided in Section 9.1.

“Income Taxes” means income or excise taxes that are calculated on the net income or undistributed net income of the Fund, including any interest, penalties or additions thereon.

“Indemnification Notice” has the meaning provided in Section 5.3(a).

“Indemnified Party” has the meaning provided in Section 5.3(a).

“Indemnifying Party” has the meaning provided in Section 5.3(a).

“Index Assets” means Index Futures and Equity Index ETFs.

“Index Assets Balance Limit” means, at the time of determination, (i) no more than 25% of the Total Equity Exposure shall be comprised of Index Assets intended to substantially track the performance of each of the Russell 2000 Index, S&P Mid-Cap 400 Index and the MSCI EAFE Index, with the 25% limit applying to each such index individually; and (ii) no more than 50% of the Total Equity Exposure shall be comprised of Index Assets intended to substantially track the performance of the Russell 1000 Index, Russell 2000 Index, S&P Mid-Cap 400 Index and MSCI EAFE Index, with the 50% limit applying to such indices in the aggregate.

“Index Futures” means, as limited by Schedule E hereto, futures contracts (which must be U.S.-exchange traded and U.S. dollar denominated) based on the following indices, or their respective successor indices: S&P 500 Index, Russell 1000 Index, Russell 2000 Index, S&P Mid-Cap 400 Index and MSCI EAFE Index or such other indices as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule E.

“Ineligible Investments” means a security or instrument that is neither an Eligible Equity Investment nor an Eligible Fixed-Income Investment.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” has the meaning provided in the recitals.

“Investment Management Agreement” means the Investment Advisory Agreement, dated as of [DATE], 2007, between the Trust on behalf of the Fund and the Adviser.

“Irrevocable Instructions” has the meaning provided in Section 4.2(a).

“Letter Agreement” means the Letter Agreement, dated as of the date of this Agreement, between the Adviser and the Warranty Provider, as such Letter Agreement may be amended from time to time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien or security interest (statutory or otherwise) of any kind or nature whatsoever.

“Litigation Event” means, with respect to the Adviser, the Trust or the Fund, as applicable, the submission of any claim or the commencement of any proceedings by or against such party in any federal, state or local court in any jurisdiction or before any other Government Authority, or before any arbitrator, or the explicit threat of any such proceedings, which, if adversely determined, could have an Adverse Effect in respect of such party.

“Loans for Temporary or Emergency Purposes” means loans that are outstanding for not more than 60 days (and are not extended or renewed) in an aggregate amount not exceeding five percent of the value of the total assets of the Fund at the time when the loan is made, in conformity with Section 18(g) of the Investment Company Act.

“Losses” has the meaning provided in Section 5.2(a).

“Lowest NAV Per Share” has the meaning provided in Section 3.3(a).

“Market Initiated Defeasance Event” means any time during the Warranty Period when absent the occurrence of a Trigger Event or Trigger Initiated Defeasance Event, the Maximum Equity Component, as determined in accordance with the formula set forth in Section 3.3(a), is less than or equal to 0.025.

“Market Value” means the value of (i) any security or instrument or (ii) in the case of the Equity Portfolio or Fixed Income Portfolio, the assets allocated to the Equity Portfolio or Fixed Income Portfolio, respectively, in each case determined in accordance with the valuation procedures of the Trust. In the case of shares of an Underlying Fund or shares of an Eligible Money Market Fund held by the Fund, Market Value means the last published or determined net asset value per share of such Underlying Fund or Eligible Money Market Fund multiplied by the number of such shares held by the Fund. In the case of an Index Future, Market Value means the Underlying Value of such Index Future held by the Fund.

“Marketing Material” means any communication (whether in writing, electronic form, by radio, by television, by internet or otherwise) used by any person to offer to sell or induce, or in connection with, the sales of any securities of the Fund. Communications between issuers, underwriters and dealers are included in this definition of Marketing Material if such communications, or the information contained therein, could reasonably be expected to be communicated to prospective investors in the offer or sale of securities or are designed to be employed in either written or oral form in the sale of securities.

“Maturity Date” means ____________, 2017 [ten years from Effective Date], but if that date is not an Exchange Business Day the Maturity Date shall be the first Exchange Business Day thereafter.

“Maximum Equity Component” has the meaning provided in Section 3.3(a).

“ML & Co.” has the meaning provided in Section 8.2(a).

“Moody’s” means Moody’s Investors Service, Inc.

“MSCI EAFE Index” means the Morgan Stanley Capital International Europe, Australasia, and Far East Index.

“Multiple” has the meaning provided in Section 3.3(a).

“NAV Per Share” has the meaning provided in Section 2.6(l).

“Net Assets” means at any time, the value of all of the assets of the Fund minus the value of its accrued and unpaid liabilities at the time of determination, as calculated in accordance with the provisions of the Investment Company Act and the procedures of the Trust.

“Objection Event” has the meaning provided in Section 4.1(d).

“Objection Notice” has the meaning provided in Section 4.1(d).

“Other Information” has the meaning provided in Section 9.1.

“Overweight Index” has the meaning provided in Section 3.6(b).

“Overweight Index Exposure” has the meaning provided in Section 3.6(b).

“Permitted Instructions” has the meaning provided in Section 7.1(p).

“Permitted Recipients” has the meaning provided in Section 9.2(a).

“Person” means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

“Portfolio Requirements” has the meaning provided in Section 3.1.

“Potential Trigger Event” means any action, inaction, omission, event or circumstance that with the giving of notice or lapse of time or if not cured or waived could give rise to a Trigger Event.

“Prospectus” means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares are offered for sale, including any supplement or information contained in a prospectus or statement of additional information filed with the Commission pursuant to Rule 497 under the Securities Act, as the same may be amended, supplemented or modified and in effect from time to time.

“Protected Amount Per Share” has the meaning provided in Section 2.6(m).

“Protected High NAV” has the meaning provided in Section 2.6(n).

“Rebalance Date” means the last Exchange Business Day of every month; such day being the day on which date the Index Assets held by the Fund shall be rebalanced by the Adviser in accordance with Section 3.2(ii)(B) of this Agreement.

“Reduced Financial Warranty Fee” has the meaning provided in Section 2.4(a).

“Registration Statement” has the meaning provided in Section 2.3(a)(vi).

“Regulatory Change” means with respect to the Adviser or the Fund, as the case may be, any change in any law, regulation or rule, or interpretation of any such law, regulation or rule, by a Government Authority that becomes effective after the Effective Date with respect to any statute to which such party or any of its property is subject including, as applicable, the Investment Company Act and the Investment Advisers Act which has resulted in or could be reasonably expected to result in an Adverse Effect in respect of such party.

“Regulatory Event” means with respect to the Adviser or the Fund, as the case may be, any governmental or regulatory action that limits, suspends, or terminates the rights, privileges or operation of such party, which has resulted in or could be reasonably expected to result in an Adverse Effect in respect of such party.

“Requirements of Law” means, as to any Person, the charter, by-laws, declaration of trust or other organizational or governing document or documents of such Person, and any law, treaty, rule, regulation, exemptive order issued to, and relied on by, or no-action letter issued to, and relied on by, such Person, or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Russell 1000 Index” means the Russell 1000 Index maintained by the Russell Investment Group.

“Russell 2000 Index” means the Russell 2000 Index maintained by the Russell Investment Group.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means the Service Agreement, dated as of the date of this Agreement, among the Adviser, the Trust on behalf of the Fund, and the Warranty Provider, as such agreement may be amended from time to time.

“Shareholders” means the shareholders of the Fund.

“Shares” means shares of beneficial interest of any Class of Shares of the Fund.

“Shares Outstanding” means on any day of determination, the number of issued and outstanding Shares with respect to a Class of Shares, excluding any Shares issued in violation of Section 3.1 and Shares for which redemption orders have been received and accepted by the Fund.

“Shortfall Amount” has the meaning provided in Section 2.6(o).

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

“S&P Mid-Cap 400 Index” means the Standard & Poor’s MidCap 400 Index.

“S&P 500 Index” means the Standard and Poor’s 500 Price Index.

“SPX” means the S&P 500 Index or other successor index as determined by the Calculation Agent.

“State Street System” means the In~SightSM System operated by the Custodian or any equivalent successor system acceptable to the Warranty Provider in its reasonable discretion.

“Subsequent Exchange Business Day” means the day following the relevant Exchange Business Day.

“Subsidiary” means, with respect to any Person, any corporation, business trust, association or other entity of which securities representing 50% or more of the combined voting power of the total capital stock (or in the case of a business trust, an association or other business entity which is not a corporation, 50% or more of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Termination Date” has the meaning provided in Section 10.1(a).

“Total Assets” has the meaning provided in Section 2.6(p).

“Total Equity Exposure” means the aggregate Market Value of the Index Assets, Underlying Fund shares and any Cash or Cash Equivalents or other securities or instruments held, or deemed to be held (including any Ineligible Investments) in the Equity Portfolio at any time, but excluding any Futures Margin Cash or Futures Balance Cash.

“Transaction Documents” means this Agreement, the Financial Warranty, the Investment Management Agreement, the Custodian Agreement, the Custodian Instruction Agreement, the Service Agreement, the Irrevocable Instructions, the WP Information Letter, the Letter Agreement, the Declaration of Trust, the Prospectus (including the Final Prospectus) and the Registration Statement (including the Final Post-Effective Amendment) relating to each Class of Shares, as each may be amended, supplemented or otherwise modified from time to time.

“Trigger Event” means each event set forth in Section 4.1(a).

“Trigger Initiated Defeasance Event” has the meaning provided in Section 4.1(c).

“Trust” has the meaning provided in the preamble.

“Trustee Fees and Expenses” means compensation and expenses of the Trust’s trustees who are not “interested persons” (as that term is defined in the Investment Company Act) of the Adviser or the Fund allocated to the Fund, and the expenses of any counsel or other Persons, or for services, retained by such trustees for and on behalf of the Fund or such trustees.

“Underlying Fund” means the DWS Short Duration Plus Fund (Bloomberg Ticker “MGSFX”) or such other registered investment company managed by the Adviser as may be permitted (and subject to such terms as may be specified) in writing by the Warranty Provider in its sole discretion, which approval shall be evidenced by an amendment to Schedule F; provided that no notice has been given by the Warranty Provider to the Adviser and the Fund pursuant to Section 8.8 that such registered investment company has ceased to be eligible as an Underlying Fund hereunder.

“Underlying Value” means, with respect to any particular Index Future, at the time of valuation, the product of (i) the exchange reported closing price for the day such valuation is calculated (or, if such exchange reported closing price is not available (due to an intra-day valuation or otherwise), the current bid price) of such Index Future as quoted on the applicable exchange; and (ii) the applicable multiplier (as defined by the exchange on which such Index Future is listed) for such Index Future.

“U.S. Government Securities” means non-callable general obligations of the United States Treasury backed by the full faith and credit of the United States of America.

“U.S. Zeroes” means U.S. Government Securities that pay no coupon and have a single bullet maturity payment, including regular Separate Trading of Registered Interest and Principal Securities (“STRIPS”) or Principal STRIPS.

“Warranty Period” means the period commencing on and including the Effective Date through and including the Maturity Date.

“Warranty Provider” has the meaning provided in the preamble.

“Warranty Provider Confidential Information” has the meaning provided in Section 9.3(a).

“Warranty Provider Parties” has the meaning provided in Section 5.2(a).

“Warranty Provider Representatives” has the meaning provided in Section 9.2(b).

“WP Information Letter” means a letter in substantially the form attached hereto as Annex A delivered to the Fund setting forth the information regarding the Warranty Provider that the Warranty Provider has provided for inclusion or to be incorporated by reference into the Registration Statement.

Section 1.2       Generic Terms.All words used herein shall be construed to be of such gender or number as the circumstances require. The words “herein,” “hereby,” “hereof” and “hereto,” and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified. The word “including” shall mean “including without limitation” unless otherwise specified. Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

ARTICLE II

AMOUNT AND TERMS OF THE FINANCIAL WARRANTY

Section 2.1      The Financial Warranty.The Warranty Provider agrees to issue the Financial Warranty in substantially the Form of Annex A hereto, subject to the conditions set forth herein, on the Effective Date, in an amount not to exceed $1 billion in coverage of the Aggregate Protected Amount (the “Financial Warranty Amount Limit”). The Financial Warranty will be issued in the form of a letter of credit issued in accordance with Chapter 5 of the Utah Uniform Commercial Code, Section 70A-5-101 et seq., and the amount available for any drawing on the Financial Warranty shall be determined as provided for in this Agreement.

Section 2.2	Procedure for Issuance of Financial Warranty.

If, and only if, all of the applicable conditions set forth in Section 2.3 hereof are fulfilled prior to 9:00 a.m. (Eastern time) on the proposed Effective Date, the Warranty Provider will issue the Financial Warranty by 9:00 a.m. on the proposed Effective Date to the Fund in an amount equal to the Financial Warranty Amount Limit, it being acknowledged and understood that the Fund may draw upon the Financial Warranty only following the Maturity Date or the Early Termination Date, if any, and in all cases only in the lesser amount of the Shortfall Amount or Accelerated Shortfall Amount, as applicable, as each such amount may be reduced in accordance with the provisions of this Agreement.

Section 2.3	Conditions Precedent to Effectiveness.

(a)   Article V, Article VI and Article VII hereof shall be effective immediately upon the execution and delivery of this Agreement. The effectiveness of all other provisions of this Agreement and the obligation of the Warranty Provider to issue the Financial Warranty is subject to the satisfaction or waiver of the conditions set forth below on the Effective Date. For the avoidance of doubt, it is acknowledged and agreed by the parties hereto that all of the conditions below deemed to be for the benefit of the Warranty Provider are considered material and the Warranty Provider shall incur no obligation under Article V or otherwise under this Agreement for its failure to issue the Financial Warranty until the conditions set forth below are satisfied or waived. Each provision of this Section 2.3(a), except for (vii)(B), (viii)(B), (ix), (xi), and (xix) below, is deemed to be for the benefit of the Warranty Provider and may be waived or postponed, in whole or in part, solely by the Warranty Provider at any time in its sole discretion. Sections (vii)(B), (viii)(B), (ix), (xi), and (xix) are deemed to be for the benefit of the Adviser and the Trust on behalf of the Fund, and may be waived or postponed, in whole or in part, solely by the Adviser and the Trust on behalf of the Fund at any time in their sole discretion.

(i)        Each Transaction Document (other than the Registration Statement and Prospectus) shall be duly authorized, executed and delivered by each of the parties thereto and be in full force and effect and executed counterparts of each such Transaction Document shall have been delivered to the Warranty Provider, the Adviser and the Trust.

(ii)       The Custodian Instruction Agreement shall provide that the Warranty Provider is a third-party beneficiary of such agreement and that the Custodian will agree to receive and comply with the Irrevocable Instructions delivered by the Warranty Provider in accordance with Sections 4.1(c) and 4.2(a). The Service Agreement shall provide that the Trust and the Adviser will cause the Custodian to provide to the Warranty Provider electronically in a format reasonably acceptable to the Warranty Provider the records and access to the State Street System required by Sections 3.4(c) and (d), respectively. The Warranty Provider shall have access to the State Street

System as of the Effective Date. Any licensing, remote access addendum or other agreement required by the Custodian, the Adviser or the Trust to be executed or in effect in connection with receiving access to the State Street System shall have been made available to the Warranty Provider and its counsel and shall be acceptable to the Warranty Provider in its sole discretion.

(iii)      The Warranty Provider shall have received a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Effective Date, certifying (A) as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement and all other Transaction Documents to which the Adviser is a party, in each case on behalf of the Adviser and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement and such other Transaction Documents, which resolutions have not been modified, amended, annulled or rescinded, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of Directors of the Adviser relating to the transactions contemplated hereby and thereby, (B) the Fund Portfolio as of the Effective Date is in compliance with the Portfolio Requirements, (C) the conditions to be performed by the Adviser set forth in Section 2.3(a) have been satisfied, (D)  the Underlying Fund’s registration statement on Form N-1A (1) has been prepared in material conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, (2) has been filed with the Commission under the Acts, and (3) has become or been declared effective by the Commission, (E) the Commission has not issued any order preventing or suspending the use of any prospectus relating to any class of shares of the Underlying Fund and the Underlying Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the registration statement on Form N-1A currently in effect for the Underlying Fund, (F) attached thereto are true, complete and correct copies of resolutions duly adopted by the Board of Trustees of the Underlying Fund and the sole Trustee of the Eligible Money Market Fund authorizing the investment in shares of the Underlying Fund and Eligible Money Market Fund (including any periodic redemptions and reinvestments thereof pursuant to Sections 3.2 and 3.3) as contemplated by this Agreement and the other Transaction Documents; and (G) the Fund is eligible to invest in the Eligible Money Market Fund.

(iv)      The Warranty Provider shall have received a good standing certificate from the Secretary of State of the State of Delaware regarding the Adviser.

(v)       The Warranty Provider shall have received (A) a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Trust authorized to sign this Agreement and the other Transaction Documents to which the Trust is a party, in each case on behalf of the Fund, and certifying that the Board of the Trust has duly adopted resolutions authorizing the execution and delivery on behalf of the Fund of this Agreement and such other Transaction Documents to which the Trust on behalf of the Fund is a party and that attached thereto are true, complete and correct copies of such resolutions, which resolutions have not been modified, amended, annulled or rescinded, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of the Trust relating to the transactions contemplated hereby and thereby; (B) a copy of the Declaration of Trust as the same may be amended and as is in effect on the Effective Date certified as of a recent date by the Secretary or Assistant Secretary of the Trust; and (C) a good standing certificate for the Trust issued by the Secretary of State of the Commonwealth of Massachusetts.

(vi)      The Warranty Provider shall have received a certificate of the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, dated as of the Effective Date,

certifying that (A) the Trust’s registration statement on Form N-1A (including any amendments) with respect to each Class of Shares (1) have been prepared by the Trust in material conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, and (2) have been filed with the Commission under the Acts, (B) the most recent amendment to such registration statement with respect to each Class of Shares has become effective or has been declared effective by the Commission, (C) true and complete copies of such amendment to the registration statement on Form N-1A as in effect on the Effective Date, including any exhibits, are attached thereto (such registration statement to the extent it relates to the Fund (including any Prospectus relating to a Class of Shares of the Fund), as it may be amended, supplemented or modified from time to time with respect to the Fund, the “Registration Statement”), (D) the Commission has not issued any order preventing or suspending the use of any Prospectus relating to any Class of Shares of the Fund and the Trust has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement, (E) the Registration Statement and the Prospectus with respect to each Class of Shares of the Fund contain all information and statements which are required by the Acts and the rules and regulations thereunder, (F) the Registration Statement and the Prospectus with respect to each Class of Shares do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such certification shall not be required to address any information regarding the Warranty Provider contained in the WP Information Letter), and (G) the shares of each Class of Shares conform in all respects to the description thereof contained in the Registration Statement and Prospectus with respect to such Class of Shares.

(vii)     (A) The Warranty Provider shall have received the opinions of Vedder, Price, Kaufman & Kammholz P.C., counsel to the Fund, and Morgan, Lewis & Bockius LLP, counsel to the Adviser, in a form acceptable to the Warranty Provider, in its sole discretion; and (B) the Adviser and the Fund shall have received the opinions of Willkie Farr & Gallagher, LLP, counsel to the Warranty Provider, Shearman & Sterling LLP, special counsel to the Warranty Provider, and Callister Nebeker & McCullough, special Utah counsel to the Warranty Provider, in a form acceptable to each of them, in their sole discretion.

(viii)    (A) All Transaction Documents and proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Warranty Provider in its sole discretion, and the Warranty Provider shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request; and (B) All Transaction Documents and proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to each of the Adviser and the Trust, on behalf of the Fund, in each of its sole discretion, and the Adviser and the Trust, on behalf of the Fund, shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as each shall reasonably request.

(ix)      The Adviser and the Fund shall have received (A) a certificate of the Secretary or Assistant Secretary of the Warranty Provider, dated as of the Effective Date, as to the incumbency and signature of the officers or employees of the Warranty Provider authorized to sign this Agreement and all other Transaction Documents to which the Warranty Provider is a party, in each case on behalf of the Warranty Provider and certifying that the Warranty Provider has all requisite authority to enter into the transactions contemplated hereby and thereby, and (B) a good standing certificate or equivalent certification regarding the Warranty Provider from the

State of Utah Department of Financial Institutions and the State of Utah Department of Commerce Division of Corporations and Commercial Code.

(x)       Each of the representations and warranties made by the Adviser, the Trust and the Trust on behalf of the Fund in this Agreement shall be true and correct in all respects on and as of such date, and the Warranty Provider shall have received a certification from each of the Adviser and the Trust on behalf of the Fund to such effect as to the representations and warranties made by it.

(xi)      Each of the representations and warranties made by the Warranty Provider in this Agreement shall be true and correct in all respects on and as of such date, and the Adviser and the Fund shall have received a certification from the Warranty Provider to such effect as to the representations and warranties made by it.

(xii)	No Trigger Event, Regulatory Event or Regulatory Change shall have occurred.

(xiii)    No statute, rule, regulation or order, or interpretation of any such statute, rule, regulation or order, shall have been enacted, entered, proposed or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof or which could have an a material adverse effect on the transactions (including without limitation on the binding nature, validity or enforceability of this Agreement) contemplated by this Agreement or on a party’s ability to enjoy the full benefits intended to be conferred pursuant to this Agreement.

(xiv)    No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or, to the knowledge of the Adviser or the Trust, threatened before any court or Government Authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the transactions contemplated thereby, or where it is alleged that the Adviser or the Fund committed or engaged in or attempted to commit or engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

(xv)      A copy of the Registration Statement, including the Final Post-Effective Amendment, in the form in which it became or was declared effective by the Commission and the Prospectus, including the Final Prospectus, in the form to be delivered to Shareholders with respect to each Class of Shares shall have been delivered to the Warranty Provider.

(xvi)    The Warranty Provider shall have received a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, certifying that attached thereto are true, complete and correct copies of resolutions duly adopted by the Board of the Trust authorizing the issuance of the Shares of each Class of Shares in respect of which the Warranty Provider is providing the Financial Warranty, which resolutions have not been modified, amended, annulled or rescinded, are in full force and effect on the Effective Date and constitute the most recent resolutions of the Board of the Trust relating to the transactions contemplated hereby and thereby.

(xvii)   The Adviser shall have delivered the Irrevocable Instructions duly executed by the Adviser to the Warranty Provider.

(xviii)  The Adviser shall have delivered to the Warranty Provider (A) a copy of its most recently filed Form ADV; (B) a copy of its audited financial statements (including the report of its independent registered public accountants with respect to such financial statements) covering its most recent fiscal year; and (C) a certificate of an officer of the Adviser certifying that (i) such Form ADV and such financial statements are true, complete and correct as of the date filed and (ii) there has been no material change in the matters contained in such documents since the date they were respectively filed.

(xix)    The Warranty Provider shall have delivered to the Trust on behalf of the Fund the WP Information Letter.

Section 2.4	Financial Warranty Fee; Accelerated Financial Warranty Fee.

In consideration of the issuance by the Warranty Provider of the Financial Warranty, the Fund shall pay to the Warranty Provider a fee in an amount equal to 0.57% per annum of the average daily Net Assets of the Fund during the Warranty Period (the “Financial Warranty Fee”), provided that upon the occurrence of a Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event, the Financial Warranty Fee shall be reduced to 0.30% per annum (the “Reduced Financial Warranty Fee”) of the average daily Net Assets of the Fund during the remaining portion of the Warranty Period. The Financial Warranty Fee or Reduced Financial Warranty Fee, as applicable at the time, shall accrue daily and shall be payable monthly in arrears on the fifth Business Day of the following calendar month (each a “Fee Payment Date”). The Financial Warranty Fee payable on each Fee Payment Date will be calculated based on a 365 day year for the actual number of days elapsed. In the case of an Early Termination Event, the Fund shall pay to the Warranty Provider the Accelerated Financial Warranty Fee which shall be payable on the Early Termination Date.

(b)   The obligation to pay the Financial Warranty Fee or Reduced Financial Warranty Fee shall cease if this Agreement and the Financial Warranty are terminated in accordance with Section 10.1 hereof. Notwithstanding the previous sentence, the obligation to pay the Financial Warranty Fee or any Reduced Financial Warranty Fee that has accrued hereunder up to the Termination Date, or in the case of an Early Termination Event (or if the Fund is terminated, merged or liquidated for any other reason), the Accelerated Financial Warranty Fee, shall survive termination of this Agreement to the extent not paid in full prior to such termination.

Section 2.5   Drawing Upon the Financial Warranty; Aggregate Shortfall Amount; Accelerated Shortfall Amount.

(a)   Unless this Agreement and, if applicable, the Financial Warranty shall have been terminated in accordance with Article X prior to such time, (i) in the event a Shortfall Amount exists on the Maturity Date, for ten Business Days commencing two Business Days after the Maturity Date the Fund shall be entitled to draw upon the Financial Warranty in an amount equal to the Aggregate Shortfall Amount, as determined by the Calculation Agent as of the Maturity Date; or (ii) in the event an Accelerated Shortfall Amount exists on an Early Termination Date, for ten Business Days commencing two Business Days after the Early Termination Date the Fund shall be entitled to draw upon the Financial Warranty in an amount equal to the Accelerated Aggregate Shortfall Amount. If the Adviser believes there is any likelihood that the Fund will draw on the Financial Warranty, it shall provide the Warranty Provider and the Fund with notice of such event at least ten (10) business days before the applicable Maturity Date or the Early Termination Date (or on the date it learns of such Shortfall, if shorter) (an “Expected Shortfall Notice”). The Calculation Agent shall determine the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, as applicable, in a good faith commercially reasonable manner and provide the Adviser and the Fund with a certificate certifying (A) the amount of such Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, as applicable; and (B) the date of the Early Termination Date, if applicable (the “Calculation Agent Certificate”), within two (2) Business Days following the Maturity Date or the Early Termination Date, as applicable. In the event that the Calculation Agent does not submit the certificate specified in the previous sentence within two (2) Business Days following the Maturity Date or the Early Termination Date, as applicable, the Fund may provide the certificate and shall determine the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, as applicable, pursuant to the Financial Warranty in a good faith commercially reasonable manner. The Trust on behalf of the Fund shall notify the Warranty Provider in writing of the date of any Early Termination Date designated by the Board within one Business Day of the determination of such Early Termination Date.

(b)   The Protected Amount Per Share with respect to each Class of Shares shall be reduced as set forth below:

(i)      Dividends and distributions attributable to each Share of a Class of Shares will reduce the Protected Amount Per Share of such Class of Shares to an amount equal to the Protected Amount Per Share for such Class of Shares on the immediately preceding Exchange Business Day divided by the sum of one plus the quotient of (a) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Exchange Business Day and (b) the net asset value for such Class of Shares at the close of business on the Exchange Business Day that such Distribution Per Share was effective;

(ii)     Excess Fees attributable to each Share of a Class of Shares shall reduce the Protected Amount Per Share of such Class of Shares to an amount equal to the Protected Amount Per Share for such Class of Shares on the immediately preceding Exchange Business Day divided by the sum of one plus the quotient of (a) the amount of any Excess Fees accrued with respect to such Class of Shares as of the immediately preceding Exchange Business Day and (b) the NAV for such Class of Shares at the close of business on the Exchange Business Day that such Excess Fees were accrued;

(iii)    In the event of changes in accounting practices for the Fund from those used on the Effective Date or corporate actions or other events that otherwise would result in an increase in the Protected Amount Per Share with respect to a Class of Shares, upon prior notice to the Fund and the Adviser, appropriate adjustments shall be made by the Warranty Provider (or Calculation Agent), to the Protected Amount Per Share for such Class of Shares or the way such Protected Amount Per Share is calculated to the extent deemed necessary by the Warranty Provider (or Calculation Agent), in its sole discretion, to preserve the economic equivalent of this Agreement and the Financial Warranty by disregarding an amount equal to such increase in the Protected Amount Per Share with respect to such Class of Shares. The Fund agrees that no such changes, actions or events may be made or taken by the Fund or the Adviser without the prior written consent of the Warranty Provider, except as necessary in the opinion of counsel to comply with applicable law. The Fund and the Adviser shall immediately provide the Warranty Provider with written notice of any such change or action taken in accordance with applicable law. The consent of the Warranty Provider shall not be unreasonably withheld if, in the sole discretion of the Warranty Provider, any such change, action or event does not increase the Warranty Provider’s liabilities or risks or decrease the Warranty Provider’s economic bargain under any Transaction Document.

Section 2.6          Certain Defined Terms Relating to the Protected Amount and Accelerated Protected Amount.

(a)   “Accelerated Aggregate Shortfall Amount” means the sum of the Accelerated Shortfall Amount, if any, of each of the Class A, Class C, Class S and Institutional Shares as of the close of business on the Early Termination Date.

(b)   “Accelerated Discount Factor” means with respect to each Class of Shares, the present value discount factor representing the theoretical price, expressed as a percentage of par, of a theoretical zero coupon bond maturing on the Maturity Date, the yield of which is consistent with USD LIBOR as of the date of determination as determined by the Calculation Agent in a commercially reasonable manner.

(c)   “Accelerated Financial Warranty Fee” with respect to each Class of Shares, is deemed to be, if the Accelerated Floor Shortfall is positive, the lesser of (a) the Accelerated Floor Shortfall and (b) the Shares Outstanding of such class of Shares as of the close of business on the Early Termination Date multiplied by the Accelerated Discount Factor multiplied by (Protected Amount Per Share - (Protected Amount Per Share * (1 - Adjusted Fee Factor /360) ^360*t), where t is number of years expressed to the fourth decimal).

(d)   “Accelerated Floor” means for each Class of Shares the Accelerated Discount Factor multiplied by the Protected Amount Per Share for each Class of Shares.

(e)   “Accelerated Floor Shortfall”, with respect to each Class of Shares, is deemed to be the (A) Shares Outstanding of such Class of Shares as of the close of business on the Early Termination Date multiplied by (B) (i) the NAV Per Share of such Class of Shares minus (ii) the Accelerated Floor for such Class of Shares.

(f)    “Accelerated Shortfall Amount” means the following: (i) if the Accelerated Floor Shortfall is negative, then the absolute value of the Accelerated Floor Shortfall; and (ii) if the Accelerated Floor Shortfall is positive or zero, then zero.

(g)	“Adjusted Fee Factor” means 0.0030.

(h)   “Aggregate Protected Amount” means, at any time, the sum of the products, for each of the Class A, Class C, Class S and Institutional Shares, of the Protected Amount Per Share of each Class of Shares and the Shares Outstanding of such Class, in each case, at the relevant time.

(i)     “Aggregate Shortfall Amount” means the sum of the Shortfall Amount, if any, of each of the Class A, Class C, Class S and Institutional Shares

(j)	“Calculation Date” means each and every Exchange Business Day..

(k)   “Excess Fees” means (i) on or prior to the Maturity Date, including on or prior to the occurrence of a Trigger Initiated Defeasance Event, a Market Initiated Defeasance Event or an Early Termination Event, any Extraordinary Expenses incurred or accrued by the Fund which would give rise, directly or indirectly, to a Floor Shortfall (or in the case of an Early Termination Event, any Accelerated Floor Shortfall) or increase, directly or indirectly, an existing Floor Shortfall (or in the case of an Early Termination Event, any Accelerated Shortfall Amount), but for the adjustment required under Section 2.5(b)(ii); and (ii) following the occurrence of a Trigger Initiated Defeasance Event, a Market Initiated Defeasance Event or an Early Termination Event, any Fund Fees and Expenses, including any Extraordinary Expenses incurred or accrued by the Fund, that exceed 135 basis points per annum (on an annualized basis) of the average daily Net Assets of the Fund for the Class A Shares, 200 basis points per annum (on an annualized basis) of the average daily Net Assets of the Fund for the Class C Shares, 100 basis points per annum (on an annualized basis) of the average daily Net Assets of the Fund for the Class S Shares and 100 basis points per annum (on an annualized basis) of the average daily Net Assets of the Fund for the Institutional Shares.

(l)     “NAV Per Share” means with respect to each Class of Shares on a per share basis at the time of determination, the last published net asset value per Share for such Class of Shares at such time.

(m)  “Protected Amount Per Share” on any day and with respect to each Class of Shares on a per share basis means the greater of (i) the NAV Per Share of such Class of Shares as of the close of business on the Effective Date and (ii) the then current Protected High NAV.

(n)   “Protected High NAV” means at any time, with respect to each separate Class of Shares, the highest NAV Per Share of such Class of Shares previously attained on any Calculation Date, as adjusted pursuant to this Agreement.

(o)   “Shortfall Amount” with respect to each Class of Shares is deemed to be the Shares Outstanding of such Class of Shares as of the close of business on the Maturity Date multiplied by the difference, if positive, between the Protected Amount Per Share as determined as of the close of business on the Maturity Date for such Class in accordance with Section 2.6(m) and the NAV Per Share as of the close of business on the Maturity Date for such Class.

(p)   “Total Assets” means the sum of the products, for each of the Class A, Class C, Class S and Institutional Shares at the time of determination, of the NAV Per Share for each Class of Shares and the Shares Outstanding of such Class of Shares at such time.

ARTICLE III

MANAGEMENT OF THE FUND

Section 3.1         General; Issuance of Shares.(a)During the Warranty Period, so long as no Trigger Initiated Defeasance Event or Market Initiated Defeasance Event has occurred, the Fund may issue additional Shares. Following the occurrence of a Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event, the Fund shall not issue additional Shares except for Shares issued in response to reinvestment of dividends or distributions. Notwithstanding any new issuances of Shares permitted under this Agreement, it is acknowledged and agreed that under no circumstances shall the Warranty Provider be liable for the portion of any Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount attributable to Shares issued in excess of the Financial Warranty Amount Limit. Under no circumstances shall the Aggregate Protected Amount exceed the Financial Warranty Amount Limit. Except as set forth in Section 4.2(a) hereof, commencing on the Effective Date, all of the Fund’s assets shall be allocated between the Equity Portfolio and Fixed-Income Portfolio (collectively, the “Fund Portfolio”) and such assets shall be invested and reinvested in accordance with the provisions set forth in this Article III (collectively, the “Portfolio Requirements”). The Adviser shall fairly and objectively interpret the Portfolio Requirements, consistent with the intent thereof. The Adviser shall consult with the Warranty Provider as to any requirement contained herein which, in the Adviser’s reasonable opinion, is not clear, including without limitation the permissibility or classification of any investment (including any types of investment that may be used in the market during the term of this Agreement that were not widely used as of the date hereof), the valuation methodology applicable thereto, and the methodology used to calculate and report to the Warranty Provider compliance with the Portfolio Requirements.

Section 3.2	Restrictions on Investments.

During the Warranty Period, unless the assets of the Fund are required to be invested in the Defeasance Portfolio, the Fund Portfolio shall be invested only in accordance with the following

Portfolio Requirements, the compliance with which shall be determined as of the close of business on each Exchange Business Day, except with respect to subsection (i) below, the compliance with which shall be determined as of any time on any Exchange Business Day and except with respect to subsection (ii)(B) below, the compliance with which shall be determined as of the close of business on each Rebalance Date:

(i)      the Fund’s assets shall be invested only in Eligible Equity Investments and Eligible Fixed-Income Investments;

(ii)     (A) the Total Equity Exposure, calculated as a percentage of the Total Assets of the Fund, shall not exceed the Maximum Equity Component as of the close of business on any Exchange Business Day and shall be zero in the event of a Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event; (B) on each Rebalance Date the Index Assets shall not exceed the Index Asset Balance Limit; and (C) if Index Futures are used in the Equity Portfolio, the Fund shall have sufficient (i) Futures Margin Cash to meet all applicable futures exchange margin requirements in effect from time to time and as otherwise may be required by applicable law in effect at the time of determination and (ii) Futures Balance Cash.

(iii)    (A) Cash and Cash Equivalents held by the Fund allocated to the Fixed Income Portfolio that is not a Defeasance Portfolio shall not exceed 3% of the Fund’s Total Assets on any Exchange Business Day; provided that at any time the Fixed Income Portfolio is equal to 70% or more of the Fund’s Total Assets (other than if the Fund is required to hold the Defeasance Portfolio), Cash and Cash Equivalents allocated to the Fixed Income Portfolio shall not exceed 2% of the Fund’s Total Assets on any Exchange Business Day; and provided further that Cash and Cash Equivalents held as Futures Margin Cash and Futures Balance Cash shall always be allocated to the Equity Portfolio; and provided further that any Cash received by the Fund as a result of Eligible Fixed-Income Investments maturing or being redeemed may be allocated, on a temporary basis only, to the Fixed-Income Portfolio without being counted against such 3% limitation and provided further that any Cash received by the Fund as a result of a sale of a portion of the Equity Portfolio in order to reduce the Total Equity Exposure below the Maximum Equity Component may be allocated to Cash in the Fixed Income Portfolio in excess of the limits of this provision if such allocation occurs on a day that the fixed income markets are scheduled or required to be closed; and (B) any portion, if any, in excess of the 3% and 2% limitations set forth in subparagraph (iii)(A) above shall be considered allocated to the Equity Portfolio;

(iv)    The only U.S. Government Securities included as part of the Fixed-Income Portfolio shall be U.S. Zeroes (other than U.S. Government Securities that have a maturity of 180 days or less and are held as Cash Equivalents);

(v)     U.S. Government Securities held as Eligible Fixed-Income Investments by the Fund shall collectively conform to the Bond Ladder (other than U.S. Government Securities that have a maturity of 180 days or less and are held as Cash Equivalents);

(vi)    (A) the Fund will not borrow for investment purposes and, other than solely as a result of investing in Class S shares of the Underlying Fund, investing in Index Futures or entering into this Agreement, will not invest in instruments which have, or engage in a series of portfolio transactions that have the effect of providing, implicit, embedded or synthetic leverage; and (B) that after prior consultation with the Warranty Provider, the Fund may use Loans for Temporary or Emergency Purposes to the extent necessary in emergency situations to meet redemption requests (based on redemption orders actually received by the Fund) after using all Cash held by the Fund to meet such redemption requests, other than Cash necessary to pay Fund

Fees and Expenses then incurred by the Fund and Cash held by the Fund as Futures Margin Cash and Futures Balance Cash;

(vii)   at any time the Fund holds Index Futures, the Fund shall hold Futures Balance Cash in the amount of the mark-to-market value of such Index Futures;

(viii)  (A) the portion of the Equity Portfolio invested in an Underlying Fund shall be limited to ___% of the net asset value of the Equity Portfolio; (B) the portion of the Fixed Income Portfolio invested in an Underlying Fund shall be limited to ___% of the net asset value of the Fixed Income Portfolio; and (C) notwithstanding (A) and (B) of this section, the Fund’s investment in an Underlying Fund shall be allocated in its entirety to the Equity Portfolio if the net asset value of the Fixed Income Portfolio at any time comprises greater than ___% of the Fund’s Total Assets or if there is less than five years remaining until the Maturity Date;

(ix)    (A) no more than __% of the Fixed Income Portfolio may be invested in an Eligible Money Market Fund, and any investment in an Eligible Money Market Fund in the Fixed Income Portfolio shall be counted against the __% and __% Cash and Cash Equivalent limits set forth in subsection (iii)(A) of this Section 3.2; provided, however, that any Cash received as a result of U.S. Zeroes included in the Bond Ladder maturing may be invested in an Eligible Money Market Fund unless the Warranty Provider has delivered a notice to the Adviser and the Fund that such fund is no longer an Eligible Money Market Fund as provided in Section 8.8; and (B) the portion of the Total Assets of the Fund invested in an Eligible Money Market Fund shall not exceed the lesser of (i) __% of the Equity Portfolio, and (ii) $__ million; and

(x)     no Index Asset may be purchased by the Fund if at the time of purchase the Fund’s net long holding of the Index Asset would be equal to or greater than __% of that Index Asset’s daily trading volume, determined by the Calculation Agent on a rolling 30 trading day basis (as reported in Bloomberg or other information source approved by the Calculation Agent).

Section 3.3	Allocation and Reallocation of Fund’s Assets.

(a)   The “Maximum Equity Component” on any Exchange Business Day, as a percentage of the Total Assets of the Fund, means the Equity Limit for all Classes of Shares, expressed as a percentage, determined in accordance with the formula set forth below:

Equity Limit

for all Classes

of Shares

=(Lowest NAV Per Share – Highest Floor)/Lowest NAV Per Share)*Multiple (or zero in the event that the Equity Limit for all Classes of Shares is less than 0.025); provided that the Equity Limit for all Classes of Shares shall not exceed 130% at any time;

where,

Highest Floor  = the product of (i) the Adjusted Discount Factor and (ii) the highest Protected Amount Per Share of any of the four Classes of Shares;

Lowest NAV	= the lowest NAV Per Share of any of the four Classes of Shares.

Per Share

where,

Adjusted

Discount

Factor

= with respect to each Class of Shares, means the following quotient as determined by the Calculation Agent in a commercially reasonable manner and communicated to the Adviser prior to 9:00 a.m. (Eastern time) on each Exchange Business Day (and if not so communicated, the Adjusted Discount Factor last communicated to the Adviser by the Calculation Agent): (i) the present value discount factor representing the theoretical price, expressed as a percentage of par, of a theoretical zero coupon bond maturing on the Maturity Date, the yield of which is consistent with the Benchmark Yield Curve as of the date of determination; over (ii) an amount, based on the Fee Factor and the time (in years) remaining to the Maturity Date, determined by the Calculation Agent as follows:

Fee Factor	=0.0200
Multiple	= __
t	= the time, in years, remaining until the Maturity Date.

(b)  The Warranty Provider (or the Calculation Agent, on behalf of the Warranty Provider) shall prior to 9:00 a.m. on each Exchange Business Day provide the Adviser with the Maximum Equity Component as calculated pursuant to the formula set forth in Section 3.3(a) hereof based on, among other things, the information contained in the latest Daily Report received by the Warranty Provider from the Adviser pursuant to Section 3.4(a); provided, however, that if the Warranty Provider or the Calculation Agent does not provide the Adviser with a determination of the Maximum Equity Component pursuant to this Section 3.3(b), the Adviser shall calculate the Maximum Equity Component pursuant to the formula set forth in Section 3.3(a) hereof based on the information contained in the latest Daily Report provided by the Adviser to the Warranty Provider pursuant to Section 3.4(a). During each Exchange Business Day on which the Maximum Equity Component is provided to the Adviser by the Warranty Provider (or the Calculation Agent, on behalf of the Warranty Provider) or calculated by the Adviser, as applicable, pursuant to this Section 3.3(b), the Adviser must sell assets and reallocate a portion of the Fund’s assets from the Equity Portfolio to the Fixed-Income Portfolio as necessary such that the allocation of the Fund’s assets to the Equity Portfolio is less than or equal to such Maximum Equity Component, as a percentage of the Total Assets of the Fund as of the close of business on such Exchange Business Day.

(c)   Notwithstanding any of the foregoing, if, as determined by the Calculation Agent in its sole discretion at any time on any Exchange Business Day, the SPX declines 7.5% or more from the level or value thereof as of the close of business on the prior Exchange Business Day, then the Warranty Provider (or its designee) may immediately, upon notice to the Adviser and in its sole discretion, adjust the Multiple__. Such notification shall be provided by the Warranty Provider or the Calculation Agent and shall specify the Maximum Equity Component recalculated using such adjusted Multiple as determined by the Calculation Agent in its sole discretion and based on information available to it as of such time and such other information contained in the latest Daily Report received by the Warranty Provider and/or the Calculation Agent from the Adviser pursuant to Section 3.4(a). The Adviser shall, upon receipt of such notification and as soon as practicable, sell assets and reallocate the Fund Portfolio to the extent necessary so that the Market Value of the Equity Portfolio, as a percentage of the Total Assets of the Fund, is less than or equal to the Maximum Equity Component provided by the Calculation Agent in such notification, it being agreed that such rebalancing shall be completed (i) by the close of business on the Exchange Business Day on which such notification is given if the notification is received by the Adviser at or before 3:00 p.m. (Eastern time) or (ii) by 10:00 a.m. (Eastern time) on the succeeding Exchange Business Day if the Adviser receives such notification after 3:00 p.m. (Eastern time). The Multiple shall remain as so adjusted until ____________________.

(d)   If at any time during the Warranty Period the portion of the Fund’s assets allocated to the Equity Portfolio as a percentage of the Total Assets of the Fund exceeds the Maximum Equity Component, the Adviser shall cause the Fund to not acquire any additional Eligible Equity Investments until after the allocation to the Equity Portfolio has been reduced to below the Maximum Equity Component.

(e)   Notwithstanding any other provision hereof, if the Warranty Provider determines in its reasonable discretion that the Fund is not complying with any Portfolio Requirement, the Warranty Provider shall have the right to notify the Adviser of such violation and direct the Adviser to promptly take such action as the Warranty Provider shall determine in its reasonable discretion to be necessary to cause the Fund to comply with the Portfolio Requirements (it being understood that the Warranty Provider shall not be entitled to direct the Adviser to sell any specific security unless such security is an Ineligible Investment).

Section 3.4	Reports; Access to Information.

(a)   No later than 9:00 p.m. (Eastern time) on each Exchange Business Day, the Adviser shall transmit to the Warranty Provider, the Calculation Agent and the Persons listed on Schedule 2 hereto, in accordance with such Schedule, the Daily Report which shall include the information described below in each case as of the close of business on such Exchange Business Day.

(i)      the Market Value of the Equity Portfolio and the percentage that the Market Value of the Equity Portfolio represents of Total Assets;

(ii)	the number of Class S shares of the Underlying Fund held by the Fund;

(iii)   the Market Valueof the Fixed-Income Portfolio and the value of the shares of the Eligible Money Market Fund and Underlying Fund held by the Fund;

(iv)    the Total Assets of the Fund and whether any portion of the Total Assets of the Fund has been determined pursuant to fair value pricing, identifying the particular portfolio security or securities that were valued using fair value pricing and the procedures used to make such determination;

(v)	the Shares Outstanding for each Class of Shares;
(vi)	the NAV per Share for each Class of Shares;
(vii)	the Protected Amount Per Share for each Class of Shares;

(viii)if the Maximum Equity Component is calculated by the Adviser pursuant to Section 3.3(b), the Maximum Equity Component so calculated including the information and method used in the calculation thereof;

(ix)	a list of all Ineligible Investments held by the Fund, if any;

(x)     a list of all Index Assets held by the Fund, including the Underlying Value of any Index Future and the percentage each such instrument represents of the Total Assets of the Fund;

(xi)	the total amount of all Cash posted as Futures Margin Cash by the Fund;
(xii)	the total amount of all Cash and Cash Equivalents held by the Fund; [and]

(xiii)the total amount of all Cash and Cash Equivalents held as Futures Balance Cash by the Fund[; and

(xiv)	a list of all of the Fund’s trades during such Exchange Business Day].

(b)   If on any Exchange Business Day the Adviser shall fail to reallocate the Fund Portfolio in accordance with Section 3.3(b), the Adviser shall provide the Warranty Provider with written notice of such failure prior to 9:00 p.m. (Eastern time) on such Exchange Business Day and, if applicable, written notice of the cure of such failure. For the avoidance of doubt, it is acknowledged and agreed that the delivery of written notice to the Warranty Provider hereunder shall not in any way operate to waive or otherwise affect the Warranty Provider’s right to declare a Trigger Event for the breach of Section 3.3(b) that is the subject of the notice.

(c)   The Adviser and the Fund shall cause the Custodian to provide to the Warranty Provider and the Calculation Agent electronically in a format acceptable to the Warranty Provider in its reasonable discretion not later than 9:00 p.m. (Eastern time) on each Exchange Business Day a copy of the records it maintains with respect to the assets of the Fund as of the close of business on such Exchange Business Day.

(d)   The Adviser and the Fund shall arrange for the Warranty Provider and the Calculation Agent to be able to continuously view and monitor the Fund Portfolio by causing the Custodian to give the Warranty Provider and the Calculation Agent access to the State Street System. If the Warranty Provider or the Calculation Agent is denied such access at any time, other than during a Force Majeure Event that directly effects such access, the Warranty Provider (or the Calculation Agent) may, in its sole discretion, adjust the Multiple until such time as such access is restored; provided, that if the failure to comply with this Section 3.4(d) is the result of a Force Majeure Event that causes a denial of access for five consecutive calendar days, the Warranty Provider will be permitted to adjust the Multiple until such time as such access is restored; and further provided that the Multiple shall not be reduced if the Adviser or the Fund provides the Warranty Provider and the Calculation Agent with an alternative source of the information provided by the State Street System that includes substantially the same information that is available via the State Street System and that is acceptable to the Warranty Provider (or the Calculation Agent) in its sole discretion. The Warranty Provider shall notify the Adviser and the Fund of the Warranty Provider’s exercise of remedies pursuant to this Section 3.4(d).

Section 3.5  Intent.The economic intent of the Portfolio Requirements is to ensure that the Fund’s Net Assets are at least equal to the Aggregate Protected Amount on the Maturity Date.

Section 3.6       Trading Restrictions.(a)The Adviser shall not engage in portfolio transactions on behalf of the Fund during the period from 4:00 p.m. (New York City time) to 9:30 a.m. (New York City time) on any Exchange Business Day, and shall not engage in portfolio transactions on behalf of the Fund on any days that are not Exchange Business Days; provided, however, the Adviser may cause the Fund to engage in such transaction(s) if the Adviser receives written permission from a Designated Contact in writing (including by e-mail) to engage in such transaction(s). “Designated

Contact” shall be any person listed on Schedule 3 hereto, as amended by the Warranty Provider from time to time.

(b)   (i) Following any Rebalance Date and prior to the next Rebalance Date (the “Interim Period”), if an Index Asset Balance Limit for any Index Asset is exceeded (each, an “Overweight Index”) due solely to fluctuations in the value of an Index Asset, any net monies received by the Fund as a result of the purchase of Shares by investors during such Interim Period may be invested in any Index Asset, provided that no such investment shall cause such Overweight Index to further exceed the percentage it exceeded the Index Asset Balance Limit (the “Overweight Index Exposure”) on the Exchange Business prior to the receipt by the Fund of such monies.

(ii)     If, during any Interim Period, an Overweight Index becomes overweight due solely to fluctuations in the value of an Index Asset, the Fund may reduce its position in an Index Asset in order to fund redemptions of Shares by investors in the Fund, provided that no such reduction of a position in an Index Asset shall cause such Overweight Index to further exceed the Overweight Index Exposure on the Exchange Business prior to the sale by the Fund of Fund assets.

(iii)    If, during any Interim Period, the Fund is required to reallocate assets between the Equity Portfolio and Fixed Income Portfolio in accordance with Article III hereof, the Fund shall not be required to decrease exposure to an Index Asset, unless the reallocation of assets causes the Overweight Index Exposure to exceed the Overweight Index Exposure on the Exchange Business Day prior to the reallocation.

ARTICLE IV

TRIGGER EVENTS

Section 4.1	Trigger Events.

(a)   The following events shall constitute Trigger Events hereunder; provided, however, that in the event the New York Stock Exchange closes more than two hours early or does not open on any Exchange Business Day due to any Force Majeure Event, other than due to the effect of exchange “circuit-breaker” induced closings (an “Early Close Exchange Business Day”), the cure periods specified in this Section 4.1(a) will be automatically extended until the next Exchange Business Day following the Early Close Exchange Business Day; provided that if three or more Early Close Exchange Business Days occur consecutively, the Warranty Provider may declare an immediate end to the cure period at 9 am New York time on the third such subsequent Early Close Exchange Business Day.

(i)	Any failure at any time to comply with the provisions of Section 3.1;

(ii)    Any failure to comply with the provisions of Section 3.2, Section 3.3, Section 3.4(d) or 3.6;

(iii)    Any failure at any time to comply with the provisions of Section 3.4(a) unless such failure is attributable solely to a Force Majeure Event; provided, however, that if such failure to comply with Section 3.4(a) is the result of a Force Majeure Event that causes a failure to comply for five consecutive calendar days, such failure to comply will be considered a Trigger Event notwithstanding the exception in this Section 4.1(a)(iii) for a Force Majeure Event;provided further that the Adviser shall have a cure period for its first three failures to meet the 9 p.m. reporting obligation of Section 3.4(a) as follows: the Warranty Provider shall be required to make a good faith effort to notify (by e-mail or otherwise) the Adviser of its intention to declare a Trigger Event and the Adviser shall have until 8 a.m. on the Exchange Business Day immediately succeeding the day on which the violation occurred to transmit the Daily Report required by Section 3.4(a). For the avoidance of doubt, it is acknowledged and agreed that the failure of the Warranty Provider, due to its own act or omission, to receive information otherwise transmitted by the Adviser in accordance with Section 3.4(a), shall not be considered to be a failure to comply with Section 3.4(a), provided that once the Adviser is advised by the Warranty Provider of its failure to receive a properly transmitted report, the Adviser shall re-transmit the information as soon as reasonably practicable.

(iv)    Any violation of Article III that is not provided for in clause (i), (ii), or (iii) above that could have an Adverse Effect, unless cured by the end of the Exchange Business Day following the Exchange Business Day on which the violation occurred;

(v)     The Fund shall fail to pay the Financial Warranty Fee when due as provided in Section 2.4 and such failure shall continue unremedied for a period of ten Business Days following notice of such failure by the Warranty Provider to the Fund;

(vi)    (A) The Adviser resigns; (B) the Fund elects to terminate the Investment Management Agreement with the Adviser; (C) the Fund appoints a successor adviser (including a subadviser) without the prior written consent of the Warranty Provider in its sole discretion; (D) the Investment Management Agreement terminates in accordance with its terms; or (E) the Adviser becomes prohibited from serving as an investment adviser to the Fund by Section 9 of the Investment Company Act; and in each of the cases of (A) through (E) above, any successor adviser (including the Adviser) that agrees to be bound by the terms of this Agreement is appointed by the Board of the Trust or the Shareholders, in each case without the prior written consent of the Warranty Provider in its reasonable discretion; provided that the Warranty Provider’s failure to consent to a successor adviser shall be deemed to be reasonable if, among other possible reasons, the successor adviser (1) fails to agree to all of the terms of the Transaction Documents to which the Adviser is a party, (2) fails to meet the credit approval procedures then in place for business transactions with the Warranty Provider; (3) is subject to any litigation, regulatory action or other proceeding that may affect its ability to perform any of the Transaction Documents; (4) may in any reasonable manner adversely affect the Warranty Provider’s economic bargain under this Agreement; or (5) is not reasonably believed by the Warranty Provider to be capable of managing the Fund;

(vii)   The Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms and either (A) the Adviser is no longer obligated to manage the Fund pursuant to the terms of the Investment Management Agreement and a successor investment adviser acceptable to the Warranty Provider has not entered into an investment management agreement with the Fund or (B) the termination of the Investment Management Agreement is not yet effective but the Board of the Trust, on behalf of the Fund, has indicated its intention to the Warranty Provider, or taken any further action, to appoint a successor investment adviser notwithstanding the fact that the Warranty Provider has advised the Board that such successor investment adviser would not be acceptable to the Warranty Provider, in its sole discretion, then in either such case a Trigger Event shall be deemed to have occurred notwithstanding the fact that a successor investment adviser has not yet been appointed;

(viii)  Subject to the foregoing provisions of this Section 4.1(a), the Adviser does nototherwise manage in all material respects the assets of the Fund in accordance with the investment objective, policies and strategies set forth in the Registration Statement and/or in accordance with the Investment Management Agreement;

(ix)    Any representation or warranty made by the Adviser, the Trust or the Trust on behalf of the Fund in any Transaction Document or in any document or certification provided in connection with any Transaction Document, shall have been incorrect or misleading when made or when deemed made, except where such incorrect or misleading representation or warranty could not reasonably be expected to have an Adverse Effect;

(x)     The Adviser, the Trust, the Fund or the Custodian shall fail to perform any obligation, or shall breach any covenant, under this Agreement or the Transaction Documents that is not expressly provided for in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) above, which failure could reasonably be expected to have an Adverse Effectand such violation, if capable of being remedied, shall continue unremedied for a period of three Business Days after the Adviser becomes aware of the occurrence of such breach or failure; provided, that the Adviser shall be deemed to be aware of such violation if such violation has been in existence for three Exchange Business Days;

(xi)    The occurrence of any of the following: (A) a Regulatory Event or Litigation Event (other than a Litigation Event arising out of a claim under this Agreement between the Adviser and/or the Trust on behalf of the Fund on one side and the Warranty Provider on the other side), (B) an Act of Insolvency with respect to the Adviser or the Fund; (C) the Trust, with respect to the Fund, ceases to be (1) duly registered with the Commission as an open-end management investment company under the Investment Company Act, (2) an investment company for purposes of the Commodity Exchange Act, or (3) a regulated investment company eligible to receive pass through tax treatment under Subchapter M of the Code; or (D) the adoption by the Fund of a new share class without the express written consent of the Warranty Provider.

(xii)   Any change in circumstances occurs with respect to an Underlying Fund or Eligible Money Market Fund, that could have an Adverse Effect on the Fund, the Adviser or the Warranty Provider, and the Fund fails to liquidate all of its shares of the Underlying Fund or Eligible Money Market Fund, as applicable, within 2 Exchange Business Days; provided thata decrease in net asset value occurring due to market fluctuations in the case of an Underlying Fund shall not be considered to be such an Adverse Effect; and further provided that with respect to an Eligible Money Market Fund and for purposes of this subsection (xii) a material adverse effect shall include having a net asset value other than $1.00 per share;

(xiii)  If the Adviser at any time fails to have at least $__ billion of assets under management; provided that if the Adviser’s assets under management fall under $__ billion, the Adviser shall have 30 Business Days to arrange for an entity under common control with the Adviser to unconditionally guarantee the Adviser’s obligations under this Agreement, as such guarantee may be approved in writing by the Warranty Provider in its sole discretion; or

(xiv)(A) Any failure at any time of any Eligible Money Market Fund in which the Fund is then invested to be managed pursuant to the requirements of Rule 2a-7 under the Investment Company Act; unless such failure is remedied within two Exchange Business Days; (B) Any failure at any time of any Eligible Money Market Fund in which the Fund is then invested that is not registered under the Investment Company Act to be managed pursuant to the requirements of Rule 12d1-1(b) under the Investment Company Act; unless such failure is remedied within two Exchange Business Days.

(b)   Notwithstanding any other provision hereof, in the event of a Potential Trigger Event, the Adviser shall not permit the Fund to acquire any additional Eligible Equity Investments until such Potential Trigger Event is cured and shall upon becoming aware of such Potential Trigger Event immediately notify the Warranty Provider of such Potential Trigger Event, which notice shall include a description of the manner in which the Adviser intends to cure such Potential Trigger Event (“Curative Steps”), the Adviser’s assessment of the likelihood of success, the time the Adviser expects to elapse before such Potential Trigger Event is cured, and such other information as the Warranty Provider may reasonably request. Upon sending such notice to the Warranty Provider, the Adviser shall immediately take the Curative Steps set forth in such notice unless and until such time as the Warranty Provider notifies the Adviser that it objects to such Curative Steps, in which case the Adviser shall immediately cease the implementation of such Curative Steps. The Warranty Provider shall only object to such Curative Steps if, in the Warranty Provider’s reasonable discretion, they are not consistent with this Agreement or are not likely to be an effective cure of the Potential Trigger Event within the cure period set forth in Section 4.1(a), if any.

(c)   If a Trigger Event occurs, then, at the election of the Warranty Provider in its sole discretion, the Warranty Provider shall have the right at any time after such Trigger Event to either (i) (A) instruct the Adviser to invest all of the Fund’s assets in accordance with Section 4.2(a) for the remainder of the Warranty Period or (B) to deliver the Irrevocable Instructions to the Custodian to invest all of the Fund’s assets in accordance with Section 4.2(a) for the remainder of the Warranty Period (in each case, a “Trigger Initiated Defeasance Event”) or (ii) adjust the Multiple. Any such adjustment to the Multiple shall be permanent, unless and until further adjusted by the Warranty Provider in its sole discretion. For the avoidance of doubt, the parties hereto agree that (i) the Warranty Provider may at its election, in its sole discretion, exercise the remedy provided in Section 4.1(c)(i)(B) after it has exercised the remedy provided in Section 4.1(c)(i)(A) and (ii) if the Warranty Provider exercises its rights to adjust the Multiple, the Warranty Provider shall not be precluded subsequent thereto from exercising its rights under Sections 4.1(c)(i)(A) and/or 4.1(c)(i)(B). The Warranty Provider shall notify the Adviser and the Fund of the Warranty Provider’s decision to exercise the remedies pursuant to this Section 4.1(c) prior to such exercise. The Adviser shall invest all of the Fund’s assets in accordance with Section 4.2(a) within one Exchange Business Day following its receipt of a written instruction by the Warranty Provider under Section 4.1(c)(i)(A).

(d)           In the event of (i) an act or omission on the part of the Adviser with respect to the Trust or the Fund which constitutes a breach of this Agreement, negligence, recklessness, bad faith, willful misconduct or fraud, including by way of example only and not intended as an exhaustive list, if (A) the Adviser fails to comply with the Portfolio Requirements prior to a Trigger Initiated Defeasance Event or Market Initiated Defeasance Event, (B) any violation of reporting in accordance with Section 3.4(a), including material inaccuracies or late transmission of information, or (C) the Adviser causes the Fund to purchase investments other than those permitted to be invested in hereunder after the occurrence of a Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event resulting in a violation of Section 4.1(c) or Section 4.2(a) (such conduct referenced in subsection (i) of this Section 4.1(d), the “Adviser Conduct”) and (ii) the existence of a Floor Shortfall, the Adviser agrees to pay to the Warranty Provider an amount equal to the amount of such Floor Shortfall determined as provided in this Section 4.1(d) to have been directly or indirectly attributable to such Adviser Conduct. The amount of such Floor Shortfall directly or indirectly attributable to the Adviser Conduct shall be equal to the sum of the differences with respect to each Class of Shares, if negative, between (a) the actual NAV Per Share as of the date of determination and (b) the hypothetical NAV Per Share of a hypothetical portfolio comprised of the actual portfolio assets as of the date of determination adjusted to eliminate the effect of the Adviser Conduct to the extent necessary to eliminate any Floor Shortfall directly or indirectly attributable to such Adviser Conduct. In making the determination of the Floor Shortfall, the hypothetical portfolio will be based on the actual portfolio of assets as of the date of determination adjusted to bring the portfolio into compliance with all of the restrictions of Section 3.2 hereof, by decreasing and increasing positions in asset classes, as the case may be, on a pro rata basis. In addition, if all of the Fund’s assets are required to be invested in a Defeasance Portfolio pursuant to Sections 4.1(c)(i) and 4.2 and the Fund’s assets are not so invested on the Exchange Business Day immediately following the Defeasance Date and for the remainder of the Warranty Period, then if (and only if) a Floor Shortfall or an additional Floor Shortfall (collectively “Additional Floor Shortfall”) arises due to the Fund’s assets not being so invested within such period and/or for the remainder of the Warranty Period, then the Adviser agrees to pay to the Warranty Provider such Additional Floor Shortfall (if any). The Fund’s assets shall be deemed to be invested in the Defeasance Portfolio if at the time of determination the Fund has executed orders to sell all Eligible Equity Investments and Ineligible Investments, if any, and subsequent thereto has executed orders to invest all of the proceeds thereof in the Defeasance Portfolio. The Warranty Provider shall notify (the “Determination Notice”) the Adviser in writing of its determination that Adviser Conduct has occurred and any Floor Shortfall directly or indirectly attributable to such Adviser Conduct and any Additional Floor Shortfall. If the Adviser disagrees with the Warranty Provider’s determination that there has been Adviser Conduct and/or the amount of the Floor Shortfall directly or indirectly attributable to such Adviser Conduct and/or the amount of the Additional Floor Shortfall contained in the Determination Notice, then (i) the Adviser shall notify (the “Objection Notice”) the Warranty Provider in writing of such disagreement within five Business Days after the delivery by the Warranty Provider of the Determination Notice and (ii) unless the Adviser and the Warranty Provider otherwise agree, the existence, if any, of Adviser Conduct and the amount, if any, of the Floor Shortfall directly or indirectly attributable to such Adviser Conduct and the amount of any Additional Floor Shortfall shall be determined by arbitration in accordance with the procedures set forth in Section 4.1(e) (an “Objection Event”). If the Adviser does not provide the Warranty Provider with the Objection Notice within such five Business Day period, then the Adviser shall be deemed to have agreed to the Warranty Provider’s determination of the existence of Adviser Conduct and of the amount of the Floor Shortfall directly or indirectly attributable to the Adviser Conduct and the amount of the Additional Floor Shortfall, in each case as contained in the Determination Notice. Except as provided in the Escrow Agreement, any amount payable by the Adviser under this Section 4.1(d) with respect to Adviser Conduct (i) shall be paid to the Warranty Provider within five Business Days of the delivery of the Determination Notice or if such amount is determined pursuant to an arbitration proceeding, within five Business Days after such final arbitration decision; provided that should the parties otherwise agree on any amount payable by the Adviser under this Section 4.1(d), such amount shall be paid to the Warranty Provider within five Business Days of such agreement; and (ii) shall be reduced on a dollar for dollar basis by any amounts paid by the Adviser to the Fund (subject to applicable law) as a result of the same Adviser Conduct to the extent that the Total Assets is increased and the Floor Shortfall or Additional Floor Shortfall, as applicable, is in fact decreased by such amount. In the event that the Adviser fails to pay to the Warranty Provider any amounts payable under this Section 4.1(d) or fails to deposit into the Escrow Account any amounts required to be so deposited in accordance with Section 4.1(f) hereof, in each case within the time period specified herein, the Shortfall Amount shall be decreased (i) in the case of a Floor Shortfall, on a pro rata basis by the percentage of the Floor Shortfall directly or indirectly attributable to the Adviser Conduct, and (ii) in the case of an Additional Floor Shortfall, by the amount of such Additional Floor Shortfall on a dollar for dollar basis. The payment of the Floor Shortfall amount by the Adviser to the Warranty Provider pursuant to this Section 4.1(d) is in addition to, and not in lieu of, any obligations of the Adviser or Fund to indemnify the Warranty Provider under this Agreement.

(e)           In the case of an Objection Event, within three Business Days after the delivery by the Adviser of the Objection Notice, the Adviser shall file with the American Arbitration Association a submission to arbitration (an “Arbitration Submission Notice”) pursuant to the Commercial Dispute Resolution Procedures of the American Arbitration Association and the rules thereunder and shall pay any filing fees. The Arbitration Submission Notice shall state that the parties have agreed to the use of the American Arbitration Association’s procedures on expedited arbitration and desire that such expedited procedures be applied to their dispute regardless of the amount of the claim at issue. A copy of the Arbitration Submission Notice shall be delivered to the Warranty Provider concurrently with the Adviser’s delivery of such Arbitration Submission Notice to the American Arbitration Association. An arbitrator shall be selected in accordance with the American Arbitration Association’s procedures on expedited arbitration. No Person affiliated with any party hereto shall be eligible to be an arbitrator. The arbitrator shall determine (i) whether the Adviser Conduct that is the subject of the applicable Objection Notice occurred, (ii) the amount of the Floor Shortfall directly or indirectly attributable to such Adviser Conduct as of such date of determination, and/or (iii) the amount of any Additional Floor Shortfall as of such date of determination. The Adviser and the Warranty Provider hereby acknowledge and agree that the arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association including the procedures for expedited arbitration, as each are in effect as of the date of this Agreement. Each determination to be made by the arbitrator pursuant to this Section 4.1(e) shall be final, binding and subject to judicial enforcement and shall be the exclusive remedy of the Warranty Provider and the Adviser with regard to the specific determinations made by such arbitrator; provided, however, that the Warranty Provider shall neither be limited from seeking indemnification under Section 5.2(a) hereof nor be limited from exercising its full rights to pursue any and all other claims that were not determined by the arbitrator in any manner or forum arising out of any Adviser Conduct, including with respect to any other Losses incurred by the Warranty Provider and/or any other Warranty Provider Party in connection with or arising out of such Adviser Conduct. The amount of any Floor Shortfall directly or indirectly attributable to Adviser Conduct and/or Additional Floor Shortfall determined by the arbitrator shall be as of the date of such determination. Fees and expenses of the arbitration (including fees and expenses of the arbitrator) shall be borne by the party against which the arbitration is decided.

(f)    In the case of an Objection Event, an amount equal to any Floor Shortfall and/or Additional Floor Shortfall that is the subject under such Objection Event as set forth in the Determination Notice delivered to the Adviser by the Warranty Provider in accordance with Section 4.1(d) shall be deposited into an escrow account (the total amount held in such account at any time being the “Escrow Account”) pursuant to the Escrow Agreement by the Adviser within five Business Days of its delivery to the Warranty Provider of the Objection Notice relating to such Objection Event pending a final determination of the amount of such Floor Shortfall and/or Additional Floor Shortfall in accordance with Section 4.1(e). The Escrow Account shall be held in escrow by State Street Bank and Trust Company, as escrow agent, pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Annex B.

Section 4.2	Defeasance Portfolio.

(a)   The Warranty Provider may exercise the remedies provided in Section 4.1(c) at any time after the occurrence of a Trigger Event or Market Initiated Defeasance Event. For the avoidance of doubt, the parties hereby agree that (i) the Warranty Provider may at its election, in its sole discretion, exercise the remedy provided in Section 4.1(c)(i)(B) after it has exercised the remedy provided in Section 4.1(c)(i)(A) and (ii) if the Warranty Provider exercises its rights to adjust the Multiple under Section 4.1(c)(ii), the Warranty Provider shall not be precluded subsequent thereto from exercising its rights under Sections 4.1(c)(i)(A) and/or 4.1(c)(i)(B). The Financial Warranty Fee shall remain due and payable in accordance with Section 2.4 notwithstanding the occurrence of a Trigger Event, Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event. The Adviser shall provide the Warranty Provider as a condition precedent to the issuance of the Financial Warranty with irrevocable instructions (“Irrevocable Instructions”), in substantially the form of Exhibit 1 to the Custodian Instruction Agreement, executed by the Adviser. The Adviser will amend Schedule 1 to the Irrevocable Instructions from time to time as necessary to ensure that the table of U.S. Zeros included in such Schedule 1 to the Irrevocable Instructions conforms to the Bond Ladder and shall provide a copy of such amended schedule to the Warranty Provider promptly upon such amendment. The Irrevocable Instructions shall constitute a limitation of the further authority of the Adviser (including any subadviser of the Fund) to manage the Fund’s assets other than in accordance with the Irrevocable Instructions after the occurrence of a Trigger Initiated Defeasance Event or Market Initiated Defeasance Event, as applicable, and the delivery of the Irrevocable Instructions to the Custodian by the Warranty Provider. The Warranty Provider shall only deliver the Irrevocable Instructions to the Custodian following a Trigger Event or Trigger Initiated Defeasance Event, as applicable, or a Market Initiated Defeasance Event and shall give prior notice thereof to the Adviser.

(b)   If a Trigger Initiated Defeasance Event or a Market Initiated Defeasance Event shall have occurred, the Adviser shall reduce its management fee so as to immediately cause maximum Fund Fees and Expenses (excluding Extraordinary Expenses) to be reduced to 135 basis points per annum of the average daily Net Assets of the Fund for the Class A Shares, 200 basis points per annum of the average daily Net Assets of the Fund for the Class C Shares, 100 basis points per annum of the average daily Net Assets of the Fund for the Class S Shares and 100 basis points per annum of the average daily Net Assets of the Fund for the Class Institutional Shares.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

Section 5.1   Survival.Except as otherwise specifically provided in this Agreement, the indemnification obligations in Section 5.2 and contribution obligations in Section 5.4 shall survive the Termination Date or any earlier termination of this Agreement pursuant to Section 10.1 hereof.

Section 5.2	Indemnification.

(a)   The Adviser agrees to indemnify and hold harmless the Warranty Provider, its Affiliates, and their respective employees, officers, directors, agents and controlling persons (collectively, the “Warranty Provider Parties”) from and against any and all losses, claims, damages, liabilities, judgments, costs (including reasonable attorneys’ fees), expenses (including expenses of investigation and enforcement) and disbursements (collectively, “Losses”) incurred or suffered by any of them, directly or indirectly, in connection with or arising out of (i) any breach or alleged breach of any warranty, or the inaccuracy or alleged inaccuracy of any representation, as the case may be, made by either of the Adviser or the Fund under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the failure or threatened failure of either of the Adviser (including any subadviser of the Fund) or the Fund to fulfill any of their respective agreements or covenants contained in this Agreement or any of the other Transaction Documents to which it is a party, including without limitation the failure or threatened failure to pay to the Warranty Provider any amounts pursuant to Section 4.1(d) or the failure to comply with Section 4.1(b), (iii) the enforcement or preservation of any of the Warranty Provider’s rights under this Agreement and the other Transaction Documents, (iv) the overpayment (including without limitation a situation where no payment was required by the Warranty Provider) of the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, including by reason of mistake, negligence, fraud or error in calculation; provided, however, that the Warranty Provider Parties shall not be entitled to indemnification for any such overpayment to the extent that such overpayment was a result of the fault of the Warranty Provider or the Calculation Agent, (v) any portion of a payment made by the Warranty Provider for the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount attributable to any expense or obligation incurred by the Fund as a result of liabilities owed by a series of the Trust other than the Fund, (vi) the improper calculation of the Total Assets of the Fund or each Class of Shares of the Fund by reason of mistake, negligence, fraud or error in calculation thereof, (vii) any actions by the Custodian in breach of its obligations under the Transaction Documents which cause the Warranty Provider to incur or suffer Losses in connection with or arising out of this Agreement, and (viii) any claim, suit or demand involving (A) the transactions or actions contemplated by the Transaction Documents (which should be interpreted to include the performance by the Warranty Provider of services it is required to provide pursuant to the Agreement), (B) any investigation or defense of, participation in, or preparation for any pending or threatened claim or any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents, (C) the investigation of, preparation for and prosecution of any claim against the Adviser by the Warranty Provider or its affiliates for failure of the Adviser to perform its obligations under the Agreement; (D) the liquidation or termination of the Fund after the Effective Date and prior to the Maturity Date, or (E) an allegation or other claim that any Marketing Material, the Registration Statement or any Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading other than with respect to any information relating solely to the Warranty Provider included in the Registration Statement, Prospectus or Marketing Material, which has been provided by the Warranty Provider in writing for inclusion therein under the WP Information Letter; provided, however, that the Adviser shall not be liable for any Losses to the extent that such Losses result, directly or indirectly, from any action or omission on the part of any of the Warranty Provider Parties which constitutes negligence, recklessness, bad faith, willful misconduct or fraud by such Warranty Provider Parties. The Adviser agrees to promptly reimburse any of the Warranty Provider Parties for all Losses in respect of which indemnification may be sought by such Warranty Provider Party hereunder as they are incurred or suffered by such Warranty Provider Party. For the avoidance of doubt, and not by way of limitation, the parties hereby acknowledge and agree that the indemnification obligations of the Adviser for any alleged breach of any warranty, any alleged inaccuracy of any representation and any threatened failure to fulfill any agreement or covenant under subsections (i) and (ii) above shall not apply in the case of disputes between the Adviser and one or more Warranty Provider Parties unless such dispute has been determined substantially in favor of the Warranty Provider Party or Parties by a court of competent jurisdiction.

(b)   The Fund agrees to indemnify and hold harmless the Warranty Provider Parties from and against any and all Losses incurred or suffered by any of them, directly or indirectly, in connection with or arising out of (i) any breach or alleged breach of any warranty, or the inaccuracy or alleged inaccuracy of any representation, as the case may be, made by the Trust or the Trust on behalf of the Fund under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the failure or threatened failure of the Fund to fulfill any agreement or covenant of the Fund (or the Trust on behalf of the Fund) contained in this Agreement or any of the other Transaction Documents to which it is a party, (iii) the enforcement or preservation of any of the Warranty Provider’s rights under this Agreement and the other Transaction Documents, (iv) the overpayment (including without limitation a situation where no payment was required by the Warranty Provider) of the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, including by reason of mistake, negligence, fraud or error in calculation; provided, however, that the Warranty Provider Parties shall not be entitled to indemnification for any such overpayment to the extent that such overpayment was a result of the fault of the Warranty Provider or the Calculation Agent, (v) any portion of a payment made by the Warranty Provider for the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount attributable to any expense or obligation incurred by the Fund as a result of liabilities owed by a series of the Trust other than the Fund, (vi) the improper calculation of the Total Assets of the Fund or each Class of Shares of the Fund by reason of mistake, negligence, fraud or error in calculation thereof (vii) any actions by the Custodian in breach of its obligations under the Transaction Documents which cause the Warranty Provider to incur or suffer Losses in connection with or arising out of this Agreement or any of the other Transaction Documents, and (viii) any claim, suit or demand involving (A) the transactions or actions contemplated by the Transaction Documents (which should be interpreted to include the performance by the Warranty Provider of services it is required to provide pursuant to the Agreement), (B) any investigation or defense of, participation in, or preparation for any pending or threatened claim or any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents, (C) the investigation of, preparation for and prosecution of any claim against the Fund by the Warranty Provider or its affiliates for failure of the Fund to perform its obligations under the Agreement, (D) the liquidation or termination of the Fund after the Effective Date and prior to the Maturity Date, or (E) an allegation or other claim that any Marketing Material, the Registration Statement or any Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading other than with respect to any information relating solely to the Warranty Provider included in the Registration Statement, Prospectus or Marketing Material, which has been provided by the Warranty Provider in writing for inclusion therein under the WP Information Letter; provided, however, that the Fund shall not be liable for any Losses to the extent that such Losses result, directly or indirectly, from any action or omission on the part of any of the Warranty Provider Parties which constitutes negligence, recklessness, bad faith, willful misconduct or fraud by such Warranty Provider Parties. The Fund agrees to promptly reimburse any of the Warranty Provider Parties for all Losses in respect of which indemnification may be sought by such Warranty Provider Party hereunder as they are incurred or suffered by such Warranty Provider Party. For the avoidance of doubt, and not by way of limitation, the parties hereby acknowledge and agree that the indemnification obligations of the Fund for any alleged breach of any warranty, any alleged inaccuracy of any representation and any threatened failure to fulfill an agreement or covenant under subsections (i) and (ii) above shall not apply in the case of disputes between the Fund and one or more Warranty Provider Parties unless such dispute has been determined substantially in favor of the Warranty Provider Party or Parties by a court of competent jurisdiction.

(c)   The Warranty Provider agrees to indemnify and hold harmless the Adviser and the Fund, their Affiliates, and their respective employees, officers, directors, trustees and agents (collectively, the “Fund/Adviser Parties”) from and against any and all Losses incurred or suffered by any of them, directly or indirectly, in connection with or arising out of (i) any breach or alleged breach of any warranty, or the inaccuracy or alleged inaccuracy of any representation, as the case may be, made by the Warranty Provider under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the failure or threatened failure of the Warranty Provider to fulfill any agreement or covenant of the Warranty Provider contained in this Agreement or any other Transaction Documents to which it is a party, or (iii) the Warranty Provider’s failure to pay the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount, if any, required to be paid by it under the Financial Warranty in accordance with the terms of this Agreement including by reason of the Calculation Agent failing to provide to the Adviser or the Fund a certificate certifying the calculation of the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount within two Business Days following the Maturity Date or the Early Termination Date or if there is a final determination by a court of competent jurisdiction that the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount determined by the Calculation Agent and included in such certificate is less than the actual Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount as determined by such court; provided, however, that (A) the Warranty Provider shall not be liable for any Losses to the extent that such Losses result, directly or indirectly, from any action or omission on the part of any of the Fund/Adviser Parties which constitutes a breach of this Agreement, negligence, recklessness, bad faith, willful misconduct or fraud by such Fund/Adviser Party and (B) the Warranty Provider’s liability under this Section 5.2(c) shall be subject to the limitations in Section 8.4. The Warranty Provider agrees to promptly reimburse any of the Fund/Adviser Parties for all Losses in respect of which indemnification may be sought by such Fund/Adviser Parties hereunder as they are incurred or suffered by such Fund/Adviser Parties. For the avoidance of doubt, and not by way of limitation, the parties hereby acknowledge and agree that the indemnification obligations of the Warranty Provider for any alleged breach of any warranty, any alleged inaccuracy of any representation and any threatened failure to fulfill an agreement or covenant under subsections (i) and (ii) above shall not apply in the case of disputes between the Warranty Provider and one or more Fund/Adviser Parties unless such dispute has been determined substantially in favor of the Fund/Adviser Party or Parties by a court of competent jurisdiction.

Section 5.3	Indemnification Procedure.

(a)   The party or parties being indemnified are referred to herein as the “Indemnified Party” and the indemnifying party is referred to herein as the “Indemnifying Party.” In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnified Party shall assert a claim for indemnification by written notice (the “Indemnification Notice”) to the Indemnifying Party stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Indemnification Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Indemnification Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action has been prejudiced by the Indemnified Party’s failure to give such Indemnification Notice.

(b)   In the case of third party claims for which indemnification is sought, the Indemnifying Party shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnifying Party shall not settle any such claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed)), and (iii) to employ counsel (reasonably satisfactory to the Indemnified Party) to contest any such claim or liability in the name of the Indemnified Party or otherwise. In any event, the Indemnified Party shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnifying Party shall, within twenty (20) days of receipt of the Indemnification Notice, notify the Indemnified Party of its intention to assume the defense of such claim. If (i) the Indemnifying Party shall decline to assume the defense of any such claim, (ii) the Indemnifying Party shall fail to notify the Indemnified Party within twenty (20) days after receipt of the Indemnification Notice of the Indemnifying Party’s election to defend such claim or (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnifying Party or a conflict exists between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the Indemnified Party shall defend against such claim and the Indemnified Party may settle such claim without the consent of the Indemnifying Party, and the Indemnifying Party may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnifying Party (up to a limit of one counsel in the case of attorneys’ fees) and the Indemnifying Party shall pay the Indemnified Party, in immediately available funds, as such Losses are incurred upon receipt of supporting documentation thereof. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnified Party do not involve payment by the Indemnified Party of a third party claim, then, the Indemnifying Party shall pay, within ten (10) days after agreement on the amount of Losses or the occurrence of a determination of such amount payable, to the Indemnified Party, in immediately available funds, the amount of such Losses. Anything in this Section 5.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any pending or threatened claim, action or proceeding or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party, or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party, a release from all liability in respect of such claim, action or proceeding and which does not include a statement as to or admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(c)   The remedies provided for in this Article V shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

(d)   (A) In the event that an Indemnified Party is requested or required to appear as a witness in any action arising from transactions contemplated by the Transaction Documents brought by or on behalf of or against the Adviser, the Fund or any of their affiliates in which such Indemnified Party is not named as a defendant, the Adviser agrees to reimburse the Warranty Provider for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Warranty Provider in an amount to be mutually agreed upon. (B) In the event that an Indemnified Party is requested or required to appear as a witness in any action arising from transactions contemplated by the Transaction Documents brought by or on behalf of or against the Warranty Provider or any of its affiliates in which such Indemnified Party is not named as a defendant, the Warranty Provider agrees to reimburse the Adviser or the Fund, as applicable, for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Adviser or the Fund, as applicable, in an amount to be mutually agreed upon.

Section 5.4	Contribution.

(a)   To provide for just and equitable contribution, if the indemnification by an Indemnifying Party provided for in Article V of this Agreement is determined to be unavailable or insufficient to hold harmless any Indemnified Party in respect of any Losses, such Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (A) in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the matter that resulted in such Losses or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (A) above but also the relative benefits received by each of such parties from the offering of the Shares and entering and performance of this Agreement, as well as any other relevant equitable considerations. The relative fault of each Indemnifying Party on the one hand and each Indemnified Party on the other shall be determined by reference to, among other things, whether (i) any negligence, recklessness, bad faith, willful misconduct or fraud relates to action or inaction within the control of the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such negligence, recklessness, bad faith, willful misconduct or fraud and (ii) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by or action within the control of, the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.

(b)   Each Indemnifying Party agrees to promptly reimburse an Indemnified Party for all Losses in respect of which contribution may be sought hereunder as they are incurred or suffered by such Indemnified Party.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1    Representations and Warranties of the Adviser.To induce the Warranty Provider to enter into this Agreement and to issue the Financial Warranty, the Adviser hereby represents and warrants to the Warranty Provider as follows, on and as of the date this Agreement is executed and delivered pursuant to Section 2.3 hereof and on and as of the Effective Date:

(a)     The Adviser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have an Adverse Effect, (iv) is in compliance with all Requirements of Law except where non-compliance could not reasonably be expected to have an Adverse Effect and (v) with respect to the Fund, is in compliance with all Requirements of Law, written policies of the Adviser, and fiduciary responsibilities except where non-compliance could not reasonably be expected to have an Adverse Effect.

(b)     The Adviser has the power and authority, and the legal right, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Adviser of the Transaction Documents to which it is a party, other than such consents, authorizations, filings or acts the absence of which could not reasonably be expected to have an Adverse Effect. This Agreement and each other Transaction Document to which the Adviser is a party has been duly executed and delivered on behalf of the Adviser. Each Transaction Document to which the Adviser is a party, when executed and delivered, constitutes a legal, valid and binding obligation of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)     The execution, delivery and performance by the Adviser of the Transaction Documents to which it is a party do not and will not violate any Requirement of Law or Contractual Obligation of the Adviser and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien could not reasonably be expected to have an Adverse Effect. The Adviser is not in violation of any Contractual Obligation, except where such violation could not reasonably be expected to have an Adverse Effect.

(d)     No litigation, proceeding or investigation of or before any arbitrator or Government Authority is pending or, to the Adviser’s knowledge, threatened by or against the

Adviser or against any of its properties or revenues (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect, except as previously disclosed in writing to the Warranty Provider or (iv) asserting any violation by the Adviser or the Fund of the Investment Advisers Act or the Investment Company Act or the respective rules and regulations thereunder or alleging that the Adviser or the Fund committed or engaged in or attempted to commit or engage in any act, practice or course of business which is fraudulent, deceptive, or manipulative, except where such alleged violation could not reasonably be expected to have an Adverse Effect.

(e)     The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act; and to the best of the Adviser’s knowledge there does not exist any proceeding or any facts or circumstances the existence of which could adversely affect the registration of the Adviser with the Commission; the Adviser is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder and in the Registration Statement.

(f)     All factual information prepared and furnished by or on behalf of the Adviser to the Warranty Provider and/or the Calculation Agent (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

(g)     To the best of the Adviser’s knowledge, no statute, rule, regulation, order or publicly available interpretation of any such statute, rule, regulation or order by a Government Authority has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof by the Adviser.

(h)     The Trust is duly registered with the Commission as an open-end management investment company under the Investment Company Act and has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and the Commission has not issued any order preventing or suspending the use of any prospectus relating to any Class of Shares and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement.

(i)      The Underlying Fund is duly registered with the Commission as an open-end management investment company under the Investment Company Act and has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and the Commission has not issued any order preventing or suspending the use of any prospectus relating to any class of shares of the Underlying Fund and the Underlying Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the registration statement on Form N-1A currently in effect for the Underlying Fund. The Underlying Fund is managed in accordance with the investment objectives, strategies and fundamental investment restrictions detailed in the registration statement of such Underlying Fund in effect as of the date of this Agreement. The outstanding shares of each class of shares of the Underlying Fund held by the Fund are duly authorized and validly issued and are fully paid and nonassessable and conform in all respects to the description thereof contained in the registration statement with respect to such shares as in effect when such shares were issued.

(j)      The DWS Cash Management QP Trust (A) is not required to be registered under the Securities Act or the Investment Company Act; (B) is managed in accordance with the requirements of Rule 2a-7 under the Investment Company Act (with the Adviser performing the duties assigned to the board of directors of a money market fund under Rule 2a-7); and (C) is managed in accordance with the investment objectives, strategies and investment restrictions detailed in its offering documentation as provided to the Warranty Provider and in effect as of the date of this Agreement. The outstanding shares of each class of shares of the DWS Cash Management QP Trust held by the Fund are duly authorized and validly issued and are fully paid and nonassessable and conform in all respects to the description thereof contained in the offering documentation with respect to such shares as in effect when such shares were issued.

(k)     Except as previously disclosed in writing to the Warranty Provider, no employee, officer, trustee, investment adviser or principal underwriter of the Fund is ineligible or subject to disqualification pursuant to Section 9(a) or 9(b) of the Investment Company Act and there is no proceeding or investigation pending or, to the knowledge of the Adviser, threatened that would reasonably be expected to become the basis for any such ineligibility or disqualification. Except as previously disclosed in writing to the Warranty Provider, neither the Adviser, nor any “person associated with an investment adviser” (as defined in the Investment Advisers Act), is ineligible or subject to disqualification pursuant to Sections 203(e) or (f) of the Investment Advisers Act to serve as an investment adviser or as a person associated with an investment adviser and there is no proceeding or investigation pending or, to the knowledge of the Adviser, threatened that would reasonably be expected to become the basis for any such ineligibility or disqualification.

(l)      No Class of Shares of the Fund has been authorized by the Board or is otherwise outstanding other than Class A, Class C, Class S and Institutional Class.

(m)   The Fund is not required to register as a commodity pool under the Commodity Exchange Act.

(n)     The Warranty Provider is a third-party beneficiary of the Custodian Instruction Agreement.

Section 6.2    Representations and Warranties of the Trust on Behalf of the Fund.The Trust on behalf of the Fund hereby represents and warrants to the Warranty Provider as follows, on and as of the date this Agreement is executed and delivered pursuant to Section 2.3 hereof and on and as of the Effective Date:

(a)     The Trust (i) is a business trust duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have an Adverse Effect; and (iv) with respect to the Fund, is in compliance with all Requirements of Law and written policies of the Fund adopted by the Board, except where non-compliance could not reasonably be expected to have an Adverse Effect.

(b)     The Trust has the power and authority, and the legal right, on behalf of the Fund, to execute, deliver and perform on behalf of the Fund its obligations under the Transaction Documents to which the Fund is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which the Fund is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than the filing under the Acts of the Registration Statement and the Prospectus, filings in accordance with Blue Sky laws and the requisite approval of the Trust’s Board, other than such consents, authorizations, filings or acts, the absence of which could not reasonably be expected to have an Adverse Effect. This Agreement and each other Transaction Document to which the Trust, on behalf of the Fund, is a party has been duly executed and delivered on behalf of the Fund. Each Transaction Document to which the Trust, on behalf of the Fund, is a party, when executed and delivered, constitutes a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)     The execution, delivery and performance by the Trust, on behalf of the Fund, of the Transaction Documents to which the Fund is a party (including the Declaration of Trust) do not and will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except for liens arising under the Custody Agreement and where such violation or Lien could not reasonably be expected to have an Adverse Effect. The Fund is not in violation of any Contractual Obligation, except where such violation could not reasonably be expected to have an Adverse Effect.

(d)     No litigation, proceeding or investigation of, or before any arbitrator or Governmental Authority is pending or, to the Fund’s knowledge, threatened by or against the Fund or against any of its properties or revenues (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect or (iv) asserting any violation by the Fund of the Investment Company Act or the rules and regulations promulgated thereunder or alleging that the Fund committed or engaged in or attempted to commit or engage in any act, practice or course of business which is fraudulent, deceptive, or manipulative.

(e)     The Trust is duly registered with the Commission as an open-end management investment company under the Investment Company Act and, with respect to the Fund, has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and the Commission has not issued any order preventing or suspending the use of any prospectus relating to any Class of Shares and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement.

(f)     The Fund is registered as a “diversified” fund within the meaning of the Investment Company Act.

(g)     The Shares of each Class of Shares of the Fund are duly authorized and when issued in accordance with the Registration Statement against the receipt of due consideration therefor, will be validly issued, fully paid and nonassessable and when so issued, will conform in all respects to the description thereof contained in the currently effective Registration Statement and Prospectus in effect as of the date of such issuance with respect to such Class of Shares.

(h)     The Final Post-Effective Amendment and Final Prospectus (other than with respect to any information relating solely to the Warranty Provider included in such Final Post-Effective Amendment or Final Prospectus which has been provided by the Warranty Provider in writing for inclusion therein under the WP Information Letter) (A) have been prepared by the Trust in materialconformity with the requirements of the Acts and the rules and regulations of the Commission thereunder; (B) have become or been declared effective by the Commission; (C) contain all information and statements which are required by the Acts and the rules and regulations thereunder; and (D) do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)      All factual information prepared and furnished by or on behalf of the Fund to the Warranty Provider and/or the Calculation Agent (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

(j)      To the best of the Fund’s knowledge, no statute, rule, regulation, order or publicly available interpretation of any such statute, rule, regulation or order by a Government Authority has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by this Agreement or any other Transaction Document to which it is a party illegal or otherwise prevent the consummation thereof by the Fund.

(k)     To the best of the Fund’s knowledge, no employee, officer or trustee of the Fund is ineligible or subject to disqualification pursuant to Section 9(a) or 9(b) of the Investment Company Act and there is no proceeding or investigation pending or, to the knowledge of the Fund, threatened that would reasonably be expected to become the basis for any such ineligibility or disqualification.

(l)      No Class of Shares of the Fund has been authorized by the Board or is otherwise outstanding other than Class A, Class C, Class S and Institutional Class.

(m)   The Fund has received from the Commission such exemptive, no action or other relief from the Investment Company Act (and the rules promulgated thereunder), or the Fund is able to properly rely on rules under the Investment Company Act, such that it may hold the securities and other instruments contemplated by this Agreement, including without limitation shares of the Underlying Fund, Eligible Money Market Fund and the Index Assets.

(n)	The Fund is an investment company as defined in the Investment Company Act.

(o)   The Fund has properly claimed exclusion from the definition of “commodity pool operator” (and has filed a notice of eligibility for such exclusion with the National Futures

Associated) and is not required to register as a commodity pool under the Commodity Exchange Act).

(p)     The Warranty Provider is a third-party beneficiary of the Custodian Instruction Agreement.

Section 6.3   Representations and Warranties of the Warranty Provider.The Warranty Provider hereby represents and warrants to the Adviser and the Fund as follows, on and as of the date this Agreement is executed and delivered pursuant to Section 2.3 hereof and on and as of the Effective Date:

(a)     The Warranty Provider (i) is an industrial bank, organized and in good standing under the laws of the State of Utah; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider; and (iv) is in compliance with all Requirements of Law, except where non-compliance would not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider.

(b)     The Warranty Provider has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and any other Transaction Document to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of this Agreement and any other Transaction Document to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Warranty Provider of the Transaction Documents to which it is a party, other than such consents, authorizations, filings or acts the absence of which could not reasonably be expected to have an Adverse Effect. Each Transaction Document to which the Warranty Provider is a party has been duly executed and delivered on behalf of the Warranty Provider. Each Transaction Document to which the Warranty Provider is a party, when executed and delivered, constitutes a legal, valid and binding obligation of the Warranty Provider enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)     The execution, delivery and performance by the Warranty Provider of each of this Agreement and any other Transaction Document to which it is a party does not and will not violate any Requirement of Law or Contractual Obligation of the Warranty Provider and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues, except where such violation or Lien could not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider. The Warranty Provider is not in violation of any Contractual Obligation, except where such violation could not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider.

(d)     No litigation, proceeding or investigation of or before any arbitrator or Government Authority is pending or, to the Warranty Provider’s knowledge, threatened by or against the Warranty Provider (i) asserting the invalidity or unenforceability of this Agreement or any other Transaction Document to which it is a party, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect with respect to the Warranty Provider.

(e)     To the Warranty Provider’s knowledge, no statute, rule, regulation, order or publicly available interpretation of any such statute, rule, regulation or order by any Government Authority has been enacted or deemed applicable by any Government Authority that would make the transactions contemplated by this Agreement or any other Transaction Document to which it is a party illegal or otherwise prevent the consummation thereof by the Warranty Provider.

(f)     All information provided by the Warranty Provider to the Adviser and the Trust as set forth in the WP Information Letter (including the audited financial statements referenced therein) is true and accurate in all material respects as of the date of such WP Information Letter.

(g)     The financial statements of the Warranty Provider included or incorporated by reference in the Trust’s Registration Statement with respect to the Fund fairly present in all material respects the financial position of the Warranty Provider as of the dates and for the periods referred to therein and in conformity with generally accepted accounting principles applied on a consistent basis.

(h)     The Warranty Provider is “well capitalized” within the meaning of the capital maintenance regulations of the Federal Deposit Insurance Corporation (“FDIC”), 12 C.F.R. Part 325.

ARTICLE VII

COVENANTS

Section 7.1    Covenants of the Adviser.The Adviser hereby covenants and agrees that through the Termination Date and so long as a drawing is available under the Financial Warranty:

(a)     it shall not amend, supplement, modify, terminate, or agree to any waiver of any rights with respect to, any of the Transaction Documents (other than amendments or supplements to the Registration Statement or Prospectus pursuant to Rules 485 or 497 under the Securities Act that do not modify references to or otherwise relate to the Warranty Provider, this Agreement or the Financial Warranty or include any change to the Fund’s investment objective or any material change to the Fund’s investment policies or strategies), without the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld or delayed;

(b)     it shall notify the Warranty Provider promptly of (i) any request by the Commission for (A) an amendment to the Registration Statement with respect to any Class of Shares of the Fund or a supplement to the Prospectus with respect to any Class of Shares of the Fund, or (B) an amendment to the registration statement of any Underlying Fund or any Eligible Money Market Fund or a supplement to the prospectus of any Underlying Fund or any Eligible Money Market Fund, (ii) the issuance by the Commission of any stop-order suspending the effectiveness of (A) the Registration Statement with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order proceeding, or (B) the registration statement of any Underlying Fund or any Eligible Money Market Fund or the initiation or threat of any such stop-order proceeding, (iii) receipt by the Trust of a notice from or order of the Commission pursuant to Section 8(e) of the Investment Company Act with respect to any Registration Statement with respect to the Fund or (B) receipt by any Underlying Fund or any Eligible Money Market Fund of

a notice from or order of the Commission pursuant to Section 8(e) of the Investment Company Act with respect to any registration statement with respect to any Underlying Fund or any Eligible Money Market Fund, or (iv) receipt by the Adviser, any Underlying Fund, any Eligible Money Market Fund or the Trust of any subpoena, Wells Notice, or other similar document indicating or threatening the initiation of a formal investigation of the Adviser, any Underlying Fund, any Eligible Money Market Fund or the Fund by any Person or Government Authority; provided that (i), (ii) and (iii) of this paragraph (b), shall only be applicable to any Eligible Money Market Fund if such fund is required to be registered under the Investment Company Act;

(c)     within five days after the filing with the Commission of any amendment to the Registration Statement with respect to any Class of Shares or supplement to the Prospectus with respect to any Class of Shares, it shall furnish a copy thereof to the Warranty Provider; provided,however , that the Adviser shall within a reasonable period of time prior to filing with the Commission of any such amendment or supplement furnish a copy thereof to the Warranty Provider and obtain the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld, if such amendment or supplement modifies references to or otherwise relates to the Warranty Provider, this Agreement or the Financial Warranty or includes any change to the Fund’s investment objective or any material change to the Fund’s investment policies or strategies;

(d)     it shall manage the Fund Portfolio in accordance with the Portfolio Requirements;

(e)     (i) it shall comply in all material respects with the terms and provisions of all Requirements of Law (including without limitation the Acts, the Commodity Exchange Act, the Code and the Investment Advisers Act and in each case the rules and regulations promulgated thereunder), (ii) with respect to the Fund, it shall comply in all respects with all Requirements of Law, written policies of the Adviser, and any fiduciary responsibilities except where non-compliance could not reasonably be expected to have an Adverse Effect and (iii) it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same could reasonably be expected to have an Adverse Effect;

(f)     it shall promptly inform the Warranty Provider of any Potential Trigger Events and the action, inaction, omission, event or circumstance giving rise thereto;

(g)     it shall promptly inform the Warranty Provider in writing of the occurrence of any of the following events of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event that could reasonably be expected to have an Adverse Effect;

(h)     it shall promptly and fully perform all of, and comply in all respects with, its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Transaction Document and by which it is bound, except in each case to the extent that such non-performance could not reasonably be expected to have an Adverse Effect and shall provide the Warranty Provider with written notice promptly upon becoming aware of any breach by it of the provisions of any such agreements. The Adviser shall take all action necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect;

(i)      it shall keep or cause to be kept in reasonable detail books and records of account of its business in relation to the Fund, including, without limitation, electronic information with respect thereto, in form and detail customary in the industry and sufficient to satisfy the Adviser’s obligation to provide to the Warranty Provider and the Calculation Agent the information referred to herein;

(j)      it shall implement compliance procedures reasonably designed to monitor the Fund Portfolio’s compliance with the Portfolio Requirements on an ongoing basis;

(k)     it shall not include any material relating to the Warranty Provider (or any Affiliate thereof) or describing the terms of the Financial Warranty or this Agreement in any Marketing Materials used by or on behalf of the Adviser or the Fund unless such material has been approved in writing by the Warranty Provider prior to any use of such Marketing Materials, which approval shall not be unreasonably withheld; provided that no such Marketing Materials shall state, imply or suggest that the Warranty Provider (or any Affiliate of the Warranty Provider) is in any way responsible for the offering of Shares or the management of the Fund; and, provided, further, that any such request shall be in writing and shall include the Marketing Material submitted for approval, and failure of the Warranty Provider to respond to such request after notice from the Adviser shall, upon the 15th Business Day following the date of the request, be deemed an approval by the Warranty Provider hereunder;

(l)      it shall not delegate any of its management responsibilities under the Investment Management Agreement to a subadviser or subsequent thereto terminate such delegation to any subadviser or materially modify any then existing subadvisory agreement with any subadviser to which it has delegated any of its management responsibilities under the Investment Management Agreement; provided that upon obtaining prior written consent of the Warranty Provider, the Adviser may take any action enumerated in this subsection (l) if the subadviser is solely responsible for managing assets held in the Equity Portfolio;

(m)   it shall provide to the Warranty Provider such additional information with respect to the Trust and the Fund as the Warranty Provider may from time to time reasonably request and, after the occurrence of a Trigger Event, at the expense of the Adviser, during normal business hours with reasonable prior notice allow the Warranty Provider to inspect, audit and make copies of and abstracts from the Fund’s records and to visit the offices of the Adviser for the purpose of examining such records maintained by the Adviser;

(n)     in the case of a Floor Shortfall, it shall provide the Warranty Provider and the Calculation Agent with such information regarding the assets and liabilities of the Underlying Fund and Eligible Money Market Fund as the Warranty Provider may reasonably request that directly or indirectly relate to the existence of a Floor Shortfall; provided, however, that such information shall be subject to the confidentiality provisions contained in Section 9.1 and may be used solely for the purposes of evaluating the circumstances relating to a Floor Shortfall and not for any other purposes, including trading purposes;

(o)     all factual information prepared and furnished by or on behalf of the Adviser to the Warranty Provider and/or the Calculation Agent (whether prepared by the Adviser or any other Person) for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading;

(p)     it shall (A) immediately upon notice to the Adviser from the Warranty Provider, the Calculation Agent or the Custodian that the Warranty Provider has exercised its right to deliver the Irrevocable Instructions, deliver to the Custodian (1) a schedule setting forth (i) the dates of expected payments of expected Fund Fees and Expenses, exclusive of any Extraordinary Expenses, for the remainder of the Warranty Period and (ii) the amount of any redemption requests actually received by the Fund that are payable within the next five Exchange Business Days and (2) a notice instructing the Custodian as to which broker or dealer the Custodian shall utilize to execute any transaction to purchase or sell securities in accordance with the terms of the Irrevocable Instructions; (B) thereafter deliver to the Custodian on a periodic basis as necessary a notice specifying (1) the amount of redemption requests actually received by the Fund that are payable within the next five Exchange Business Days on a rolling basis and any appropriate changes to the schedule setting forth the dates of expected payments of expected Fund Fees and Expenses, exclusive of any Extraordinary Expenses and (2) the name and CUSIP of any Eligible Money Market Fund that the Adviser and the Warranty Provider agree may serve as the investment vehicle for Cash held by the Fund in accordance with the Irrevocable Instructions and (C) at all times do, make, honor, execute and deliver (and shall likewise use reasonable efforts to cause the Trust, on behalf of the Fund, to do, make, honor, execute and deliver) all such additional and further acts, information, instruments, documents and Instructions (the terms referenced in (A), (B) and (C) shall collectively be referred to as, “Permitted Instructions”) as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with the Irrevocable Instructions. The Adviser hereby covenants and agrees that all Permitted Instructions delivered by it to the Custodian shall be consistent with the intent of the Irrevocable Instructions and be in accordance the terms of the Custodian Instruction Agreement and the Service Agreement;

(q)     during the period beginning on the Effective Date through and including the Maturity Date, the Adviser will use its reasonable best efforts to cause the Fund not to authorize, establish, designate, offer, sell or otherwise issue any Shares of any Class of Shares of the Fund other than Class A, Class C, Class S and Institutional Class;

(r)     if, at any time during the period after the Effective Date through and including the Maturity Date, the Adviser causes the Fund to hold Index Futures, the Adviser will cause the Fund to segregate or earmark liquid assets in conformity with the guidance provided by the Commission or its staff regarding compliance with Section 18 of the Investment Company Act;

(s)     for services rendered to a series of the Trust other than the Fund (including fees and expenses associated with rendering such services), or for any claim by the Adviser in connection with services rendered to a series of the Trust other than the Fund, the Adviser shall look only to assets of such series of the Trust, and not to the Fund, for satisfaction;

(t)      the Fund’s financial statements shall be prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), applied on a consistent basis;

(u)     the Fund shall be an investment company under the Investment Company Act and shall be operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder;

(v)	the Fund shall be managed to comply with Subchapter M of the Code;

(w)   the Fund shall not be operated as a commodity pool requiring registration under the Commodity Exchange Act;

(x)     (A) any Eligible Money Market Fund in which the Fund invests that is registered, or required to be registered, under the Investment Company Act will be managed in accordance with the requirements of Rule 2a-7 under the Investment Company Act; (B) any Eligible Money Market Fund in which the Fund invests that is not registered, or required to be registered, under the Investment Company Act will be managed in accordance with the requirements of Rule 12d1-1(b) under the Investment Company Act; (C) any Underlying Fund and any Eligible Money Market Fund required to be registered under the Investment Company Act in which the Fund invests shall be (i) operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and (ii) managed in a manner consistent with the investment objective, strategies and fundamental policies and investment restrictions detailed in the registration statement in effect for such Underlying Fund or Eligible Money Market Fund, as applicable; (D) the Adviser shall provide the Warranty Provider with fifteen days’ written notice of any material change in the investment objective, fundamental policies, fundamental investment restrictions or principal investment strategies of each Underlying Fund or Eligible Money Market Fund that is an Underlying Fund or Eligible Money Market Fund as of the date hereof as such objective, policies, restrictions, or strategies are described in the registration statement or offering memorandum of such fund in effect as of the date of this Agreement or as changed since the last written notice provided by the Adviser under this subsection; (E) the shares of each of the Underlying Fund and Eligible Money Market Fund are duly authorized and when issued to the Fund in accordance with the registration statement or offering documentation then in effect against the receipt of due consideration therefor, will be validly issued, fully paid and nonassessable and when so issued, will conform in all respects to the description thereof contained in the currently effective registration statement or offering documentation in effect as of the date of such issuance with respect to such shares; and (F) in respect of an Eligible Money Market Fund that is not registered under the Investment Company Act, it shall provide a quarterly portfolio holdings report to the Warranty Provider, or, in the alternative, it shall provide a way for the Warranty Provider and the Calculation Agent to electronically access the portfolio holdings of such Eligible Money Market Fund in a format acceptable to the Warranty Provider in its reasonable discretion not later than 9:00 p.m. (Eastern time) on each Exchange Business Day with respect to the assets of the Eligible Money Market Fund as of the close of business on such Exchange Business Day;

(y)     the Fund will limit its use of futures contracts or take such other actions as are necessary to meet the definition of investment company in Section 3 of the Investment Company Act and the rules and regulations thereunder;

(z)     the Adviser (A) shall provide within 10 Business Days of any written request by the Warranty Provider, a true, correct and complete statement of the amount of its investment advisory assets under management (calculated in the same manner as it calculates its assets under management for purposes of its reporting requirements on Form ADV) and (B) shall notify the Warranty Provider promptly if it fails to have at least $__ billion of assets under management;

(aa)  the Adviser shall provide a true, complete and correct copy of its audited financial statements (including the report of its independent registered public accountants with respect to such financial statements) to the Warranty Provider not later than July 31st of each calendar year;

(bb)  the Adviser shall maintain its status as a registered investment adviser under the Investment Advisers Act and shall make true, complete and correct annual filings with the Commission on Form ADV, including any required amendments thereto;

(cc)  the Warranty Provider will remain a third-party beneficiary of the Custodian Instruction Agreement and the Adviser will not cause the Trust to terminate, amend, rescind, waive or otherwise change the provisions of the Custodian Instruction Agreement in effect as of the date hereof and will not cause the Trust to consent to any changes to the Custodian Instruction Agreement, including the third party beneficiary provision, without the consent of the Warranty Provider; and

(dd)  the Adviser will amend Schedule 1 to the Irrevocable Instructions from time to time as necessary to ensure that the table of U.S. Zeros included in such Schedule 1 to the Irrevocable Instructions conforms to the Bond Ladder and deliver such amended Schedule to the Warranty Provider within 5 Business Days of such amendment becoming necessary under the Bond Ladder.

Section 7.2    Covenants of the Trust on Behalf of the Fund.The Trust on behalf of the Fund hereby covenants and agrees that through the Termination Date and so long as a drawing is available under the Financial Warranty:

(a)     it shall provide the Warranty Provider with true, accurate, correct and complete audited statements of assets and liabilities of the Fund with values determined in accordance with the procedures described in the Registration Statement and in accordance with the Investment Company Act and the rules and regulations promulgated thereunder, and an audited schedule of investments of the Fund, each as of such fiscal year end, promptly after it has filed such financial statements with the Commission in accordance with the rules and regulations under the Investment Company Act. Such audited financial statements will fairly and accurately present in all materialrespects the financial position of the Fund as of the dates and for the periods referred to therein and in conformity with generally accepted accounting principles applied on a consistent basis. Such audited financial statements shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as of the dates and for the periods referred to in such audited financial statements;

(b)     it shall provide the Warranty Provider with accurate, correct and complete semi-annual (and if required to be filed with the Commission by applicable law, quarterly) unaudited statements of assets and liabilities of the Fund with values determined in accordance with the procedures described in the Registration Statement and in accordance with the Investment Company Act and the rules and regulations promulgated thereunder, and a semi-annual unaudited schedule of investments of the Fund, in each case promptly after it has filed such financial statements with the Commission in accordance with the rules and regulations under the Investment Company Act. Such unaudited financial statements will fairly and accurately present in all materialrespects the financial position of the Fund as of the dates and for the periods referred to therein and in materialconformity with generally accepted accounting principles applied on a consistent basis. Such unaudited financial statements shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as of the dates and for the periods referred to in such unaudited financial statements;

(c)     it shall promptly and fully perform all of, and comply in all respects with, its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Transaction Document and by which it is bound, except in each case to the extent that such non-performance would not reasonably be expected to have an Adverse Effect and shall provide the Warranty Provider with written notice promptly upon becoming aware of any breach by it of the provisions of any such agreements;

(d)     it shall not amend, supplement, modify, terminate, or agree to any waiver of any rights with respect to, any of the Transaction Documents (other than amendments or supplements to the Registration Statement or Prospectus pursuant to Rules 485 or 497 under the Securities Act that do not modify references to or otherwise relate to the Warranty Provider, this Agreement or the Financial Warranty or include any change to the Fund’s investment objective or any material change to the Fund’s investment policies or strategies) or the Declaration of Trust (as it relates to the Fund) in each case without the prior written consent of the Warranty Provider, which consent shall not be unreasonably withheld or delayed;

(e)     it shall not include any material relating to the Warranty Provider (or any Affiliate thereof) or describing the terms of the Financial Warranty or this Agreement in any Marketing Materials used by or on behalf of the Fund unless such material has been approved in writing by the Warranty Provider prior to its inclusion in such Marketing Materials, which approval shall not be unreasonably withheld; provided that no such Marketing Materials shall state, imply or suggest that the Warranty Provider (or any Affiliate of the Warranty Provider) is in any way responsible for the offering of Shares or the management of the Fund; and, provided further, that any such request shall be in writing and shall include the Marketing Material submitted for approval, and failure of the Warranty Provider to respond to such request after notice from the Fund shall, upon the 15th Business Day following the date of the request, be deemed an approval by the Warranty Provider hereunder;

(f)     it shall not change in any respect the manner in which the assets or liabilities of the Fund are allocated to any Class of Shares, except to the extent necessary to comply with Requirements of Law, without the prior written consent of the Warranty Provider;

(g)     prior to taking any action to terminate the Custodian, the Fund shall notify the Warranty Provider and, in the event that the Custodian shall terminate the Custodian Agreement with respect to the Fund, the Fund shall notify the Warranty Provider and engage a successor Custodian; provided,however ,that the Fund shall not engage as successor Custodian any Custodian that (1) is not a bank meeting the qualifications set forth in Section 17(f)(1)(A) of the Investment Company Act, (2) does not agree to be bound by the Custodian Instruction Agreement (or a substantially equivalent agreement), (3) does not have a system in place that is substantially equivalent to the State Street System (that provides data that includes substantially the same information that is available via the State Street System) acceptable to the Warranty Provider in its reasonable discretion and agree to provide the Warranty Provider with access to such system or (4) is not acceptable to the Warranty Provider in its sole discretion;

(h)     in the event that the Adviser resigns, the Fund elects to terminate the Investment Management Agreement with the Adviser or the Investment Management Agreement terminates in accordance with its terms, the Fund shall immediately notify the Warranty Provider and engage a successor adviser; provided,however , that the Fund shall not engage as successor adviser any adviser (including the Adviser) that (1) does not agree to be bound by the terms of this Agreement, subject to applicable law, and the other Transaction Documents, in each case prior to the effective date of such termination or (2) is not acceptable to the Warranty Provider in its sole discretion;

(i)      it shall comply in all material respects with the terms and provisions of the Acts, and the rules and regulations promulgated thereunder, with respect to the Fund;

(j)      it promptly shall provide the Warranty Provider with a copy of any amendment or waiver of any provision of the Transaction Documents or the filing of any amendment to the Declaration of Trust if such amendment would reasonably be expected to have an Adverse Effect on the Fund;

(k)     it shall provide to the Warranty Provider such additional information with respect to the Fund as the Warranty Provider may from time to time reasonably request and, after the occurrence of a Trigger Event, during normal business hours with reasonable prior notice allow the Warranty Provider to inspect, audit and make copies of and abstracts from the Fund’s records and visit the offices of the Fund for the purpose of examining such records maintained by the Fund or the Adviser on behalf of the Fund;

(l)      all factual information prepared and furnished by or on behalf of the Fund to the Warranty Provider and/or the Calculation Agent (whether prepared by the Fund or any other Person), other than information with respect to an Underlying Fund or Eligible Money Market Fund, for purposes of or in connection with this Agreement, any other Transaction Documents or any transaction contemplated hereby or thereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading;

(m)   it shall not approve or implement conversion rights for any Class of Shares without the prior written consent of the Warranty Provider;

(n)     the Fund Portfolio shall be managed in accordance with the Portfolio Requirements;

(o)     it shall maintain a fidelity bond with respect to its officers, trustees and employees of the type and in the amounts as is required by law under Rule 17g-1 of the Investment Company Act;

(p)     during the period beginning on the Effective Date through and including the Maturity Date, the Fund will not authorize, establish, designate, offer, sell or otherwise issue any Shares of any Class of Shares of the Fund other than Class A, Class C, Class S and Institutional Class without the prior written consent of the Warranty Provider;

(q)     if, at any time during the period after the Effective Date through and including the Maturity Date, the Fund holds Index Futures, the Fund will segregate or earmark liquid assets in conformity with the guidance provided by the Commission or its staff regarding compliance with Section 18 of the Investment Company Act;

(r)     if a Trigger Initiated Defeasance Event or Market Initiated Defeasance Event has occurred, the Fund shall not issue any additional Shares except in connection with the reinvestment of dividends and distributions by the Fund to its Shareholders in respect of the

Shares, or the transfer of Shares that does not result in an increase in the Shares that are issued and outstanding;

(s)     the Fund’s financial statements shall be prepared in conformity with GAAP, as applied on a consistent basis;

(t)      the Fund shall be an investment company under the Investment Company Act and shall be operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder;

(u)     the Fund will limit its use of futures contracts or take such other actions as are necessary to meet the definition of investment company in Section 3 of the Investment Company Act and the rules and regulations thereunder;

(v)	the Fund shall be managed to comply with Subchapter M of the Code;

(w)  to the extent that the Fund invests in Eligible Money Market Funds in reliance on Rule 12d1-1, the fund will comply with the provisions of Rule 12d1-1;

(x)     the Fund shall not operate as a commodity pool requiring registration under the Commodity Exchange Act;

(y)     the Fund will be operated as a “diversified” fund within the meaning of the Investment Company Act;

(z)     the Warranty Provider will remain a third-party beneficiary of the Custodian Instruction Agreement and the Trust will not terminate, amend, rescind, waive or otherwise change the provisions of the Custodian Instruction Agreement in effect as of the date hereof and will not consent to any changes to the Custodian Instruction Agreement, including the third party beneficiary provision, without the consent of the Warranty Provider; and

(aa)  the Shares of each Class of Shares of the Fund shall be validly issued, fully paid and nonassessable and shall conform in all respects to the description thereof contained in the Registration Statement and Prospectus in effect as of the date of issuance with respect to such Class of Shares.

Section 7.3    Covenants of the Trust.The Trust hereby covenants and agrees that through the Termination Date in satisfying any claim, liability or expense directed toward a series of the Trust other than the Fund, or in paying fees and expenses of a series of the Trust other than the Fund, the Trust will look to that series, and not to the Fund, to satisfy such claim.

Section 7.4    Covenants of the Warranty Provider.The Warranty Provider hereby covenants and agrees that through the Termination Date:

(a)     it will make its audited annual financial statements, together with the relevant auditor’s consents, and its unaudited quarterly financial statements available to the Trust on behalf of the Fund for inclusion in the Registration Statement as required by the Commission. Such audited financial statements shall be so provided within 90 days of the end of each fiscal year end of the Warranty Provider and such unaudited financial statements shall be so provided within 45 days of the end of the applicable quarterly period;

(b)     it will provide the Adviser and the Trust promptly upon becoming aware of the same with written notice (i) if the Warranty Provider ceases to be classified as “well capitalized” based on the most recent call report filed by the Warranty Provider with its primary federal banking regulator, for purposes of the capital maintenance regulations of the FDIC, 12 C.F.R. Part 325, or any successor regulations or (ii) of the commencement of any conservatorship, receivership or other Act of Insolvency of the Warranty Provider;

(c)     it shall comply in all material respects with the terms and provisions of all Requirements of Law with respect to the Warranty Provider and it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider;

(d)     it shall promptly and fully perform all of, and comply in all respects with, its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract delivered in connection with a Transaction Document and by which it is bound, except in each case to the extent that such non-performance would not reasonably be expected to have an Adverse Effect with respect to the Warranty Provider and shall provide the Adviser and the Trust with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements. The Warranty Provider shall take all action reasonably necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect; and

(e)     all information provided by the Warranty Provider to the Adviser and the Trust in the WP Information Letter (including the audited financial statements referenced therein) is true and accurate in all material respects as of the date of such WP Information Letter and such information taken as a whole will not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading; provided that any representation regarding any information in the WP Information Letter that references the Warranty Provider’s financial statements shall be deemed to be made as of the date and for the periods referred to in such financial statements.

ARTICLE VIII

FURTHER AGREEMENTS

Section 8.1    Obligations Absolute.The obligations of the Adviser and the Fund, pursuant to this Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms hereof, irrespective of (but not limited to):

(a)     (i) Any lack of validity or enforceability of any of the Transaction Documents (other than the Financial Warranty), unless such lack of validity or enforceability is finally determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, the invalidity or enforceability of such Transaction Document(s) as determined by such court has an Adverse Effect, or (ii) any amendment or other modification of, or waiver with respect to, or consent to departure from, any of the Transaction Documents (other than amendments to this Agreement in accordance with Section 11.1); or

(b)     The existence of any claim, set-off, defense or other right either may have at any time against the other, any beneficiary or any transferee of the Financial Warranty (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Warranty

Provider or any other Person or entity whether in connection with this Agreement, any of the Transaction Documents or any unrelated transactions; the inaccuracy or alleged inaccuracy upon which any drawing under the Financial Warranty is based; or any default or alleged default of the Warranty Provider under this Agreement, other than a default with respect to payment of the Aggregate Shortfall Amount or Accelerated Aggregate Shortfall Amount as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Section 8.2	Participations and Assignments.

(a)   The Warranty Provider may assign its obligations under this Agreement and any other Transaction Document to which it is a party to (i) its ultimate parent company Merrill Lynch & Co., Inc. (together with any successor entity, “ML & Co.”) or an Affiliate of the Warranty Provider or ML & Co. without the prior consent of the Fund or the Adviser, provided, (A) such Affiliate has the same or better long-term unsecured credit rating as the Warranty Provider, (B) such Affiliate assumes all of the obligations of the Warranty Provider hereunder, including without limitation, the obligation to provide audited financial statements prepared in accordance with applicable standards for filing an exhibit to the Fund’s Registration Statement, and (C) such assignment shall not reasonably be expected to have an Adverse Effect on the Fund and (ii) any other Person, subject to the prior consent of the Fund and the Adviser, in their sole discretion; provided that, if such Affiliate does not meet both criteria set forth in (A) and (B) requiring that it have the same or better long-term unsecured credit rating as the Warranty Provider and/or provide audited financial statements prepared in accordance with applicable standards for filing an exhibit to the Fund’s Registration Statement (the “Assignee Criteria”), then such Affiliate may still be an assignee provided that (i) another Affiliate (the “Guarantor Affiliate”) guarantees the Affiliate’s obligations under the Agreement and (ii) such Guarantor Affiliate meets the Assignee Criteria. Prior to any such assignment taking effect, any applicable conditions with respect to the Warranty Provider set forth in Section 2.3 shall have been fulfilled by such Affiliate assignee or waived by the Fund or the Adviser.

(b)     The Warranty Provider shall have the right to issue participations in its rights under this Agreement with respect to the Financial Warranty; provided, that the Warranty Provider agrees that any such disposition will not alter or affect in any way whatsoever the Warranty Provider’s direct obligations hereunder and under the Financial Warranty, including consent and approval requirements; and provided further, that the Warranty Provider provides the Trust with all information reasonably requested by the Trust in order to meet its disclosure obligations under the Registration Statement.

(c)     The Adviser may assign its obligations under the Investment Management Agreement to its Affiliate subject to the prior consent of the Warranty Provider, in its sole discretion;provided, that (A) such assignment shall not constitute an “assignment” for purposes of the Investment Company Act; (B) such Affiliate assignee is registered as an investment adviser under the Investment Advisers Act; and (C) such Affiliate assignee agrees to assume the obligations of the Adviser under this Agreement and all other Transaction Documents to which the Adviser is a party.

Section 8.3    Fund Liability.The Warranty Provider agrees that it shall look only to the assets of the Fund, and not the assets of any other series of the Trust, for payment of any fees, expenses or other liabilities or obligations owed by the Fund to the Warranty Provider under the Transaction Documents. The Warranty Provider understands that the Transaction Documents are executed on behalf of the Fund by authorized officers of the Trust acting in such capacity and not individually, and the obligations of the Fund under the Transaction Documents are not binding upon any of the Trustees, officers, agents, or shareholders of the Fund, but are binding only upon the assets and property of the Fund.

Section 8.4	Limitation of Liability of the Warranty Provider.

(a)   The Adviser and the Trust, on behalf of the Fund, agree that neither the Warranty Provider, its Affiliates, nor any of their respective officers, trustees/directors or employees shall be liable or responsible for (i) the use which may be made of the Financial Warranty by any Person or for any acts or omissions of another Person in connection therewith or (ii) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Warranty Provider, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Warranty Provider may accept documents that appear on their face to be in order, without responsibility for further investigation.

(b)   The parties hereby acknowledge and agree that in no event shall the Warranty Provider’s liability under this Agreement or any of the other Transaction Documents, including without limitation any liability under Section 5.2(c) and the Financial Warranty, exceed the Financial Warranty Amount Limit.

Section 8.5    Adviser Liability for Actions of Subadviser.For the avoidance of doubt, the parties hereby agree that (a) the Adviser shall be solely responsible for the management of the Fund Portfolio regardless of whether the Adviser delegates any of its management responsibilities under the Investment Management Agreement to a subadviser, (b) the Adviser shall be liable under this Agreement and the other Transaction Documents to which it is a party for any actions taken by any subadviser with regard to the Fund Portfolio, and (c) for purposes of this Agreement and any other Transaction Document to which it is a party, any action or omission by a subadviser with respect to the Fund Portfolio shall be deemed to be the action or omission of the Adviser.

Section 8.6    Calculation Agent as Agent; Alternative Delivery.The Warranty Provider hereby notifies the Adviser and the Fund that the Calculation Agent is authorized on behalf of the Warranty Provider as its agent to take any action required or permitted to be taken by the Warranty Provider under this Agreement. Upon written notice from the Warranty Provider to the Adviser or the Trust on behalf of the Fund, the Warranty Provider may request the Adviser and the Trust on behalf of the Fund to provide, and the Adviser or the Trust on behalf of the Fund to cause the Custodian to provide, all information and reports to be delivered to the Warranty Provider under any Transaction Document to the Calculation Agent on behalf of the Warranty Provider. The Adviser and the Trust on behalf of the Fund hereby agree that any information or instruction required or permitted to be provided by the Warranty Provider under this Agreement or any other Transaction Document may be provided by an Affiliate of the Warranty Provider, including, without limitation, the Calculation Agent, as an agent of the Warranty Provider.

Section 8.7      Calculation Agent Determinations Final and Binding.(a)All determinations or calculations of any Maximum Equity Component, Adjusted Discount Factor, Shortfall Amount, Aggregate Shortfall Amount, Accelerated Shortfall Amount, Accelerated Aggregate Shortfall Amount, Floor Shortfall and Additional Floor Shortfall and any other determination or calculations the Calculation Agent is permitted or required to make under this Agreement shall for purposes of this Agreement be final and binding absent manifest error. The Calculation Agent shall provide the Adviser and the Trust with copies of, or access to, all supporting documentation reasonably requested by such parties for the purpose of verifying the Shortfall Amount or Accelerated Shortfall Amount.

(b)   Upon request of the Fund or Adviser, the Warranty Provider shall provide, or shall cause the Calculation Agent to provide, copies of the information used in, and the calculation supporting, its determination of the Shortfall Amount or Accelerated Shortfall Amount, as applicable.

Section 8.8	Eligibility of Underlying Funds and Eligible Money Market Funds.

(a)   An Underlying Fund listed on Schedule F hereto, as such Schedule F may be amended from time to time, shall cease to be eligible as an Underlying Fund following a determination by the Warranty Provider, in its reasonable discretion, that a material change in the investment objective, fundamental policies, fundamental investment restrictions or principal investment strategies of an Underlying Fund would have an Adverse Effect on the Fund, the Adviser or the Warranty Provider. The Warranty Provider shall notify the Fund and the Adviser promptly upon making such a determination and the Underlying Fund that is the subject of such determination shall be removed from Schedule F and shall cease to be an Underlying Fund as of the date such notice is given; provided that such removed Underlying Fund shall not be considered an Ineligible Investment for purposes of compliance with Article III and Section 4.1(a) hereof until the second Exchange Business Day following the day such notice is given by the Warranty Provider if the Adviser has taken affirmative steps to eliminate its holdings of shares of such Underlying Fund.

(b)   An Eligible Money Market Fund listed on Schedule C hereto, as such Schedule C may be amended from time to time, shall cease to be eligible as an Eligible Money Market Fund following a determination by the Warranty Provider, in its reasonable discretion, that any of the following is true: (A) the Warranty Provider does not have access to the portfolio holdings of such Eligible Money Market Fund through the State Street System or similar custodial system for more than 5 Exchange Business Days; (B) the Eligible Money Market Fund holds (including as collateral under a repurchase agreement) any “Asset Backed Securities”(as such term is defined in Rule 2a-7 under the Investment Company Act) regardless of their credit rating or any commercial paper that is not issued or guaranteed by an operating company and not a “Special Purpose Entity” (as such term is defined in Rule 2a-7 under the Investment Company Act); (C) the Eligible Money Market Fund is redeeming its shares at less than $1 per share; (D) the Eligible Money Market Fund is using fair value or other special accounting procedure(s) to value any of the portfolio holdings of the Eligible Money Market Fund; or (E) a material change in the investment objective, fundamental policies, fundamental investment restrictions or principal investment strategies of the Eligible Money Market Fund would have an Adverse Effect on the Fund, the Adviser or the Warranty Provider. The Warranty Provider shall notify the Fund and the Adviser promptly upon making such a determination and such Eligible Money Market Fund that is the subject of such determination shall be removed from Schedule C and shall cease to be an Eligible Money Market Fund as of the date such notice is given; provided that such removed Eligible Money Market Fund shall not be considered an Ineligible Investment for purposes of compliance with Article III and Section 4.1(a) hereof until the second Exchange Business Day following the day such notice is given by the Warranty Provider if the Adviser has taken affirmative steps to eliminate its holdings of shares of such Eligible Money Market Fund.

ARTICLE IX

CONFIDENTIALITY

Section 9.1    Confidentiality Obligations of the Warranty Provider.Subject to Section 9.2, the Warranty Provider agrees from the commencement of the Effective Date through and including one year after the Maturity Date, or in the case of an Early Termination Event, the Early Termination Date, on behalf of itself and its agents (including the Calculation Agent), not to disclose or use for any purpose other than the approval or administration of this Agreement, the exercise of its rights and obligations hereunder or legitimate corporate purposes relating to this Agreement (including any corporate purposes relating to the characterization or treatment of the rights and obligations hereunder for accounting, insurance, rating agency or other similar purposes) (x) any information regarding the specific investments, assets or liabilities of the Fund, the Underlying Fund or the Eligible Money Market Fund whether provided to the Warranty Provider by the Adviser, the Fund or the Custodian (“Holdings Information”) or (y) other confidential information (including without limitation information provided by the Adviser pursuant to Section 7.1(b) hereof or proprietary information as to systems, software and trading methods) (collectively, “Other Information” and, together with Holdings Information, “Fund Confidential Information”) provided by the Adviser or the Fund to the Warranty Provider hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Warranty Provider’s breach of this Article IX; (ii) such information is already in the Warranty Provider’s possession (other than Fund Confidential Information provided to the Warranty Provider by the Fund, the Adviser or their representatives), provided that such information is not known by the Warranty Provider to be subject to another confidentiality agreement with, or obligation of secrecy to, the Fund, the Adviser or their representatives; (iii) such information was or becomes available to the Warranty Provider on a non-confidential basis from a source other than the Fund, the Adviser or their representatives, provided, that such source is not known by the Warranty Provider to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Fund, the Adviser or their representatives; or (iv) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings or to the extent required by a subpoena, order of any court or Government Authority having jurisdiction over the Warranty Provider, in the Warranty Provider’s reasonable belief. The Warranty Provider shall promptly provide the Fund and the Adviser with prior written notice of any request or requirement for Fund Confidential Information to the extent permissible and practicable under the circumstances, so the Fund or the Adviser may seek a protective order or other appropriate remedy prior to the release of such information by the Warranty Provider.

Section 9.2	Holdings Information and Other Information.

(a)   Except as otherwise provided in Section 7.1(n), notwithstanding Section 9.1, the Warranty Provider or the Calculation Agent may to the extent necessary in the Warranty Provider’s or Calculation Agent’s sole discretion disclose Fund Confidential Information in connection with the Warranty Provider’s or Calculation Agent’s hedging arrangements to hedging counterparties (“Permitted Recipients”) so long as such persons agree in writing to keep such information confidential on the terms contained in Section 9.1. Permitted Recipients shall agree to keep such information confidential and shall memorialize such arrangement by entering into a confidentiality agreement in substantially the form of Annex C hereto. The Warranty Provider and Calculation Agent agree to provide information concerning its disclosure of Fund Confidential Information to Permitted Recipients as requested by, and as reasonably necessary for, the Trust to monitor its compliance with Requirements of Law.

(b)   Except as otherwise provided in Section 7.1(n), notwithstanding Section 9.1, the Warranty Provider and the Calculation Agent may disclose Fund Confidential Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors (collectively, “Warranty Provider Representatives”) who need (in the Warranty Provider’s or Calculation Agent’s sole discretion) to see such information in connection with administration of the Agreement, the exercise of the Warranty Provider’s rights or obligations hereunder, or legitimate corporate purposes so long as such persons agree to keep such information confidential on the terms contained in Section 9.1 and, other than with respect to Warranty Provider Representatives serving as legal counsel or independent registered public accountants for the Warranty Provider or its Affiliates, memorialize such arrangement by entering into a confidentiality agreement in substantially the form of Annex C hereto.

Section 9.3	Confidentiality Obligations of the Adviser and the Fund.

(a)   Subject to subsection (b) below, the Adviser and the Fund each agrees from the commencement of the Effective Date through and including one year after the Maturity Date, or in the case of an Early Termination Event, the Early Termination Date, on behalf of itself and its agents, not to disclose or use for any purpose other than the approval or administration of this Agreement and the exercise of its rights and obligations hereunder any confidential information (including, without limitation, proprietary information as to systems, software and trading methods) (collectively, “Warranty Provider Confidential Information”) provided by the Warranty Provider or the Calculation Agent to the Adviser or the Fund hereunder unless (i) such information was or becomes generally available to the public other than as a result of the Adviser’s or the Fund’s breach of this Article IX; (ii) such information is already in the Adviser’s or the Fund’s possession (other than Warranty Provider Confidential Information provided to the Adviser or the Fund by the Warranty Provider or its representatives), provided that such information is not known by the Adviser or the Fund to be subject to another confidentiality agreement with, or obligation of secrecy to, the Warranty Provider or its representatives; (iii) such information was or becomes available to the Adviser or the Fund on a non-confidential basis from a source other than the Warranty Provider or its representatives; provided that the source is not known by the Adviser or the Fund to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Warranty Provider or its representatives; or (iv) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings or to the extent required by a subpoena, order of any court or Government Authority. The Fund and the Adviser shall promptly provide the Warranty Provider with prior written notice of any request or requirement for Warranty Provider Confidential Information to the extent permissible and practicable under the circumstances, so the Warranty Provider may seek a protective order or other appropriate remedy prior to the release of such information by the Fund and/or the Adviser.

(b)   Notwithstanding subsection (a) above, each of the Adviser and the Fund may disclose Warranty Provider Confidential Information to those of its respective officers, employees, directors, trustees, representatives, agents, outside counsel, and independent auditors (collectively “Fund/Adviser Representatives”) who need (in the Adviser’s or the Fund’s, as applicable, reasonable discretion) to see such information in connection with administration of the Agreement or the exercise of the Adviser’s and Fund’s rights or obligations hereunder or thereunder, so long as such persons agree to keep such information confidential on the terms contained in this Section 9.3.

Section 9.5	Copies of Confidential Information.

(a)   Upon the request of the Fund or the Adviser, all copies of Fund Confidential Information, except for that portion of the Fund Confidential Information that consists of notes, analyses, compilations, studies, interpretations or other documents prepared by the Warranty Provider, the Warranty Provider Representatives and Permitted Recipients, will be promptly returned to the Fund or the Adviser or destroyed; provided, however, that any Fund Confidential Information retained by the Warranty Provider, the Warranty Provider Representatives and Permitted Recipients, shall be maintained by the Warranty Provider, the Warranty Provider Representatives and Permitted Recipients, subject to the confidentiality terms of this Agreement until one year after the termination of this Agreement.

(b)   Upon the request of the Warranty Provider, all copies of Warranty Provider Confidential Information, except for that portion of the Warranty Provider Confidential Information that consists of notes, analyses, compilations, studies, interpretations or other documents prepared by the Fund or the Adviser, or the Fund/Adviser Representatives, will be promptly returned to the Warranty Provider or destroyed; provided, however, that any Warranty Provider Confidential

Information retained by the Fund, the Adviser, or the Fund/Adviser Representatives, shall be maintained by the Fund, the Adviser, and the Fund/Adviser Representatives, subject to the confidentiality terms of this Agreement until the earlier of (i) the termination of this Agreement or (ii) one year after receipt by the Fund or the Adviser of a written request from the Warranty Provider to return the Warranty Provider Confidential Information; provided that the Fund and the Adviser may retain a single copy of any Warranty Provider Confidential Information, subject to the confidentiality provisions above, that it is required to retain under Requirements of Law, but for only so long as such Warranty Provider Confidential Information is required to be so maintained under Requirements of Law.

ARTICLE X

TERMINATION

Section 10.1	Termination; Financial Warranty Acceleration.

(a)   Unless this Agreement and the Financial Warranty are sooner terminated pursuant to Section 10.1(b), this Agreement and the Financial Warranty shall terminate (i) effective as of the earlier of (A) the Early Termination Date and (B) the Maturity Date, if no amounts are payable under the Financial Warranty, or (ii) thereafter, upon payment by the Warranty Provider of all amounts due by the Warranty Provider under the Financial Warranty to the Fund (any such date of termination pursuant to this Article X, including a termination in accordance with Section 10.1(c), is referred to in this Agreement as the “Termination Date”).

(b)

(i)     This Agreement and, if issued, the Financial Warranty may be terminated by the Fund and the Adviser by written notice to the Warranty Provider at any time upon the occurrence of (A) an Act of Insolvency with respect to the Warranty Provider; (B) in the event that the Warranty Provider ceases to be “well capitalized” (based on its most recent Call Report filed with its primary Federal banking regulator) within the meaning of the capital maintenance regulations of the FDIC, 12 C.F.R. Part 325 (or any successor provision); or (C) a failure by the Warranty Provider to maintain a long term financial strength and claims paying ability rating of at least ___ by Moody’s or ___ by S&P or ___ by Fitch; provided, that the Warranty Provider shall be required to be rated by no more than one of such three ratings agencies and provided further that if the Warranty Provider continues to perform its obligations under this Agreement, and within 30 calendar days of its failure to maintain the relevant ratings delivers to the Fund an unconditional written guarantee of its obligations under this Agreement and the Financial Warranty from ML & Co., or an Affiliate thereof, that in either case is rated at least ___ by Moody’s or ___ by S&P or Fitch (one such rating being sufficient) and in the reasonable discretion of the Fund such affiliate guarantee would not have an Adverse Effect on the registration of the Fund under the Acts, neither the Fund nor the Adviser shall have a right to terminate this Agreement under this subsection (b)(i)(C) of Section 10.1.

(ii)     This Agreement and the Financial Warranty may be terminated by the Warranty Provider in its sole discretion by written notice to the Fund and the Adviser prior to the Maturity Date if (1) (a) the Adviser resigns, (b) the Fund elects to terminate the Investment Management Agreement with the Adviser, (c) the Fund appoints a successor adviser (including a subadviser) without the prior written consent of the Warranty Provider in its sole discretion, (d) the Investment Management Agreement terminates in accordance with its terms or (e) the Adviser becomes unable to serve as an investment adviser to the Fund pursuant to Section 9 of the Investment Company Act and in each case any successor adviser (including the Adviser) that agrees to be bound by the terms of this Agreement is appointed by the

Board of the Trust or the Shareholders, in each case without the prior written consent of the Warranty Provider in its sole discretion, and the successor adviser (A) fails to agree to all of the terms of the Transaction Documents to which the Adviser is a party, (B) fails to meet the credit approval procedures then in place for business transactions with the Warranty Provider, (C) is subject to any litigation, regulatory action or other proceeding that may affect its ability to perform any of the Transaction Documents; or (D) is not reasonably believed by the Warranty Provider to be capable of managing the Fund; (2) the Fund terminates the Custodian Agreement with State Street Bank and Trust Company and fails to engage a successor custodian or engages a successor custodian that does not agree to be bound by the Custodian Instruction Agreement and to provide the Warranty Provider with the substantial equivalent (in the Warranty Provider’s reasonable discretion) of the State Street System, or the Fund amends the Custodian Agreement so that the Custodian is no longer bound by such provisions, or the successor custodian is not a nationally recognized custodian holding in custody at least $___ billion of assets of U.S. registered investment companies; (3) the Fund’s assets are not, for any reason, within a reasonable time (such time not to exceed one Exchange Business Day) invested in compliance with the Warranty Provider’s instructions after the Warranty Provider exercises its rights under Section 4.1(c)(i); (4) the Adviser does not pay, in full, the amounts payable under Section 4.1(d) within ten Business Days; (5) a determination of negligence, recklessness, bad faith, willful misconduct or fraud on the part of the Adviser or the Fund under any of the Transaction Documents by any (a) court of competent jurisdiction or (b) board of arbitration; (6) the Adviser does not deliver to the Warranty Provider the information required by Sections 7.1 (m) and (n) within two Exchange Business Days of the Warranty Provider’s request for such information; (7) the Adviser fails to manage the assets of the Fund in accordance with the investment objective, policies and strategies as set forth in the Prospectus and the Registration Statement if such failure would have an Adverse Effect on the Warranty Provider; (8) the Adviser fails to comply with Section 7.1(p); (9) the Fund is no longer registered, or permitted to be registered, as an investment company; or (10) the Fund becomes subject to registration as a commodity pool under the Commodity Exchange Act; provided that the Warranty Provider shall not have the authority to terminate this Agreement under this Section 10(b)(ii)(10) if (i) by meeting the criteria of an asset coverage test the Fund could avoid becoming subject to registration under the Commodity Exchange Act, and the Adviser immediately takes action such that the Fund meets the requirements of such asset coverage test without creating any Floor Shortfall, or (ii) the Adviser voluntarily invests the Fund’s assets in the Defeasance Portfolio.

(iii)    If this Agreement is terminated in accordance with Section 10.1(b), the Fund shall notify its Shareholders of such termination and such notice shall state that the Fund has released the Warranty Provider from all liability under the Financial Warranty. The Fund shall provide a copy of such notice to the Warranty Provider. From and after the effective date of such termination, the Fund shall have no obligation to pay the Financial Warranty Fee or Reduced Financial Warranty Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Warranty Provider shall have no liability under the Financial Warranty.

(c)   The Trust’s Board may determine to liquidate the Fund for one of the following reasons (each, an “Early Termination Event”): (i) the Fund’s asset size is not economically viable, (ii) the Fund’s assets become irreversibly allocated to the Fixed Income Portfolio, (iii) the Adviser resigns or is terminated and the Board determines that a replacement investment adviser will not be appointed, or (iv) the Board determines that it is otherwise in the best interest of the Shareholders to terminate the Fund. Within 10 days of the Board’s determination that an Early Termination Event has occurred, the Board shall set the Early Termination Date. Following the earlier of (A) the payment of any Accelerated Aggregate Shortfall Amount and (B) the expiration of the Financial Warranty in accordance with its terms, this Agreement shall terminate. For the avoidance of doubt, it is acknowledged and agreed that nothing in this Section 10.1(c) shall be understood to relieve the Fund of its obligation to pay the Accelerated Financial Warranty Fee (or any other Financial Warranty Fee accrued and unpaid) following an Early Termination Event.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Amendments and Waivers.No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver; and provided further, that Schedules A through F hereto may be amended by the Warranty Provider upon written notice to the Fund and the Adviser.

Section 11.2    Notices.All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or email with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days (seven Business Days in the case of notices sent to the Calculation Agent) after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing:

If to the Adviser:

to the persons listed on Schedule 4 hereto.

If to the Fund:

If to the Warranty Provider:

Merrill Lynch Bank USA

4 World Financial Center

9th Floor

250 Vesey Street

New York, New York 10080

Attention:

Telephone:

Facsimile:

Email:

with a copy to:

Merrill Lynch Bank USA

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Office of General Counsel

Telephone:

Facsimile:

Email:

with a copy to (except in the case of the Daily Report under Section 3.4):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Margery K. Neale, Esq.

Telephone: (212) 728-8297

Facsimile: (212) 728-9297

Email: mneale@willkie.com

If to the Calculation Agent:

Merrill Lynch International

4 World Financial Center

6th Floor

250 Vesey Street

New York, New York 10080

Attention: Armando Rico

Telephone: 212-449-7682

Facsimile: 212-449-7909

Email: arico@exchange.ml.com

with a copy to:

Merrill Lynch International

4 World Financial Center

12th Floor

250 Vesey Street

New York, New York 10080

Attention: Chris Haas, Esq.

Telephone: 212-449-2010

Facsimile: 212-212-449-6993

Email: chris_haas@ml.com

or such other address and/or addresses or other contact information (and with copies to such persons) as shall be specified in writing by any such party to the others.

Section 11.3   No Waiver, Remedies and Severability.No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Except as otherwise provided in Sections 4.1(e), the remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

Section 11.4   Payments.All payments to the Warranty Provider hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by the Warranty Provider by notice to the Fund and the Adviser. Any payments to the Fund under the Financial Warranty shall be made in accordance with the terms thereof in lawful currency of the United States in immediately available funds by wire transfer to the account designated by the Fund by notice to the Warranty Provider.

Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

Section 11.5    Governing Law.This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law rules.

Section 11.6    Submission to Jurisdiction, Waiver of Jury Trial.THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTY PROVIDER, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE WARRANTY PROVIDER, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE WARRANTY PROVIDER, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

THE WARRANTY PROVIDER, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE WARRANTY PROVIDER, THE ADVISER AND THE TRUST ON BEHALF OF THE FUND ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 11.7   Counterparts.This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 11.8    Paragraph Headings.The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

Section 11.9    Reliance on Information.In making a determination as to whether a Trigger Event has occurred, the Warranty Provider shall be entitled to rely on reports published or broadcast by media sources believed by the Warranty Provider to be generally reliable and on information provided to the Warranty Provider by any other source believed by the Warranty Provider to be generally reliable.

Section 11.10	Time of the Essence.Time is of the essence under this Agreement.

Section 11.11   No Third-Party Rights.Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any Shareholder.

Section 11.12    Further Assurances.The parties hereto shall, upon the request of the Warranty Provider, the Adviser or the Fund, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

Section 11.13    Entire Agreement.This Agreement (including the Transaction Documents (other than the Investment Management Agreement, the Custodian Agreement, the Declaration of Trust, the Prospectus and the Registration Statement)) constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Financial Warranty Agreement, all as of the day and year first above mentioned.

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., as Adviser

By:	____________________________________

Name:

Title:
By:	____________________________________

Name:

Title:

DWS TARGET FUND, on behalf of itself and its series, DWS LIFECOMPASS PROTECT FUND

By:	____________________________________

Name:

Title:

MERRILL LYNCH BANK USA, as Warranty Provider

By:	____________________________________

Name:

Title: